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LICENSE, DEVELOPMENT AND COMMERCIALIZATION AGREEMENT

BY AND BETWEEN

ACURA PHARMACEUTICALS, INC.

AND

KING PHARMACEUTICALS RESEARCH AND DEVELOPMENT, INC.

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LICENSE, DEVELOPMENT AND COMMERCIALIZATION AGREEMENT

This LICENSE, DEVELOPMENT and COMMERCIALIZATION AGREEMENT (this “Agreement”), having a date of October 30, 2007 (the “Execution Date”), is made by and between Acura Pharmaceuticals, Inc. (“Acura”), a New York corporation, having its principal place of business at 616 N. North Court, Suite 120, Palatine, IL 60067, and King Pharmaceuticals Research and Development, Inc. (“King”), a Delaware corporation and wholly owned subsidiary of King Pharmaceuticals, Inc., having a place of business at 4000 CentreGreen Way, Cary, NC 27513.

RECITALS

WHEREAS, Acura has developed Aversion® Technology (as defined herein) and related products intended to deter pharmaceutical product abuse;

WHEREAS, King has expertise in the development, manufacture and commercialization of pharmaceutical products; and

WHEREAS, King desires to secure rights to further develop, manufacture, use and commercialize certain products and Acura desires to grant such rights, each pursuant to the terms and conditions of this Agreement.

NOW THEREFORE, in consideration of the mutual covenants and promises contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Acura and King agree as follows:

ARTICLE 1

DEFINITIONS

As used in this Agreement, the following terms, whether used in the singular or plural, shall have the following meanings:

1.1 “Acura Development Expenses” shall have the meaning given in Section 8.3.

1.2 “Acura Indemnitees” shall have the meaning given in Section 14.2.

1.3 “Acura Sole Inventions” shall have the meaning given in Section 11.1(a).

1.4 “Affiliate” of a Party means any person, whether de jure or de facto, which directly or indirectly controls, is controlled by, or is under common control with such person for so long as such control exists, where “control” means the decision-making authority as to such person and, further, where such control shall be presumed to exist where a person owns more than fifty percent (50%) of the equity (or such lesser percentage which is the maximum allowed to be owned by a foreign corporation in a particular jurisdiction) having the power to vote on or direct the affairs of the entity.

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1.5 “ANDA” means an abbreviated new drug application and any amendments thereto submitted to the FDA.

1.6 “Applicable Royalty Rate” shall have the meaning given in Section 9.1.

1.7 “Aversion® Composition” means a composition having [***].

1.8 “Aversion® Invention” shall have the meaning given in Section 11.1.

1.9 “Aversion® Patent Rights” means the patents and patent applications set forth on Schedule 1.9 as well as those identified in Section 11.1(d) and any patents and patent applications claiming the Aversion Composition owned or controlled by Acura or its Affiliates during the Term, issued patents resulting from such applications, and all divisions, continuations, substitutions, reissues, extensions, registrations, patent term extensions and renewals of the foregoing.

1.10 “Aversion® Technology” means the technology reflected in the Aversion Patent Rights, the inventions identified in Section 11.1(d) and all know-how, trade secrets, and proprietary information developed, owned or controlled by Acura or its Affiliates on the Execution Date or any time during the Term relating to any Aversion Composition or a Product.

1.11 “Bankruptcy Code” shall have the meaning given in Section 16.8.

1.12 “Breaching Party” shall have the meaning given in Section 16.5(a).

1.13 “Bundling” means discounting the price of any Product as part of any quantity purchase program, disease management programs or similar programs based on purchase of multiple products offerings such that the applicable rebate, discount, other form of reimbursement for, or the price of, such Product in such arrangement is inconsistent with the rebate, discount, or other form of reimbursement for, or price of, such Product when sold separately.

1.14 “cGCP” means current Good Clinical Practices (a) as promulgated under 21 C.F.R. Parts 11, 50, 54, 56, 312, and 314, as the same may be amended or re-enacted from time to time and (b) required by law in countries other than the United States where clinical studies are conducted.

1.15 “cGLP” means current Good Laboratory Practices (a) as promulgated under 21 C.F.R. Part 58, as the same may be amended or re-enacted from time to time and (b) as required by law in countries other than the United States where non-clinical laboratory studies are conducted.

1.16 “cGMP” means current Good Manufacturing Practices (a) as promulgated under 21 C.F.R. Parts 210 and 211, as the same may be amended or re-enacted from time to time and (b) as required by law in countries other than the United States where pharmaceutical product manufacturing is conducted.

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1.17 “Calendar Quarter” means for each Calendar Year, each of the three calendar month periods ending March 31, June 30, September 30 and December 31; provided, however, that the first calendar quarter for the first Calendar Year shall extend from the Effective Date to December 31, 2007 and the last calendar quarter for the last Calendar Year shall extend from the beginning of the last complete calendar quarter to the effective date of expiration or termination of this Agreement.

1.18 “Calendar Year” means, (a) for the first calendar year, the period commencing on the Effective Date and ending on December 31, 2007, (b) for each successive calendar year, the period beginning on January 1 and ending twelve (12) consecutive calendar months later on December 31, and (c) for the calendar year in which this Agreement is terminated or expires, the period beginning on January 1 of such calendar year and ending on the effective date of the termination or expiration of this Agreement.

1.19 “Change of Control” means, with respect to any Party, the consummation of any transaction of the following events: (a) any Third Party (or group of Third Parties acting in concert) becomes the beneficial owner, directly or indirectly, of more than fifty percent (50%) of the total voting power of the stock then outstanding of such Party normally entitled to vote in elections of directors; (b) such Party consolidates with or merges into another corporation or entity, or any corporation or entity consolidates with or merges into such Party, in either event pursuant to a transaction in which more than fifty percent (50%) of the total voting power of the stock outstanding of the surviving entity normally entitled to vote in elections of directors is not held by the parties holding at least fifty percent (50%) of the outstanding shares of such Party immediately preceding such consolidation or merger; (c) such Party conveys, transfers or leases all or substantially all of its assets, or (d) any other arrangement whereby a Third Party controls or has the right to control the board of directors or equivalent governing body that has the ability to cause the direction of the management or policies of such Party.

1.20 “Claim” shall have the meaning given in Section 14.1.

1.21 “Commercialization Plan” shall have the meaning given in Section 6.2.

1.22 “Commercialize” means, with respect to a Product, any and all activities directed to marketing, advertising, promoting, detailing, distributing, offering for sale and selling a Product. When used as a verb, “Commercialize” means to engage in Commercialization.

1.23 “Commercially Reasonable Efforts” means with respect to a Party, the efforts and resources which would be used (including the promptness in which such efforts and resources would be applied) by that Party consistent with its normal business practices, which in no event shall be less than the level of efforts and resources standard in the pharmaceutical industry for a company similar in size and scope to such Party, with respect to a product or potential product at a similar stage in its Development or product life cycle taking into account efficacy, safety, commercial value, the competitiveness of alternative products of Third Parties that are in the marketplace, and the patent and other proprietary position of such product.

1.24 “Competitive Infringement” shall have the meaning given in Section 11.3(a).

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1.25 “Confidential Information” shall have the meaning given in Section 12.1.

1.26 “Cover”, “Covering” or “Covered” means, with respect to a product or with respect to technology, that, in the absence of a license granted under a Valid Claim, the making, use, offering for sale, sale, or importation of such product or the practice of such technology would infringe such Valid Claim.

1.27 “Development” means non-clinical (including pre-clinical) and clinical drug development activities, including formulation development and optimization, stability testing, laboratory analysis and testing, toxicology studies, statistical analysis and report writing, conducting clinical trials for the purpose of obtaining or maintaining Regulatory Approval (including post-marketing studies) and regulatory affairs related to all of the foregoing. Development shall include all studies primarily intended to support or maintain a product label or obtain any product labeling change. When used as a verb, “Develop” and “Developing” mean to engage in Development.

1.28 “Development Plan” shall have the meaning given in Section 4.3(c).

1.29 “Disclosing Party” shall have the meaning given in Section 12.1.

1.30 “DoJ” shall have the meaning given in Section 15.1.

1.31 “Domain Name” means all domain names and domain name registrations incorporating or utilizing any Trademark.

1.32 “Effective Date” means the date on which all conditions precedent set forth in Section 13.6 are satisfied.

1.33 “Execution Date” shall have the meaning given in the first paragraph hereof.

1.34 “Existing Liens” means the liens securing Acura’s obligations under that certain Loan Agreement dated as of March 29, 2000, as amended to date, between Acura and Galen Partners III, L.P. (as assignee of Watson Pharmaceuticals, Inc. and as Agent under that certain Noteholders Agreement dated as of February 6, 2004 by and among Acura, Galen Partners III, L.P. and the other signatories thereto) including Acura’s obligations under (i) the Secured Promissory Note dated as of December 20, 2002, as amended to date, payable to Galen Partners III, L.P., as agent, in the principal amount of $5 million, and (ii) all security agreements, collateral assignments, pledge agreements and mortgage agreements executed by Acura and Acura Pharmaceutical Technologies, Inc., its wholly-owned subsidiary, in connection with such Loan Agreement pursuant to which Acura and Acura Pharmaceutical Technologies, Inc. have granted in favor of Galen Partners III, L.P., as agent, a lien on all assets, tangible and intangible, of Acura and Acura Pharmaceutical Technologies, Inc. (collectively, such Loan Agreement, such Noteholders Agreement, such Secured Promissory Note and all such security agreements, collateral assignments, pledge agreements and mortgage agreements, the “Acura Loan Agreements”).

1.35 “Expiration Date” shall have the meaning given in Section 16.1.

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1.36 “FDA” means the United States Food and Drug Administration.

1.37 “Field” means all present and future indications, as a human therapeutic, for use of the Products for the treatment of pain.

1.38 “First Commercial Sale” means the date of the first invoice for a Product to a Third Party resulting in Net Sales in any country in the Territory.

1.39 “FTC” shall have the meaning given in Section 15.1.

1.40 “Future Product” means all orally administered pharmaceutical products [***] for human use, containing [***] in any strength, plus the Aversion® Composition [***] for Commercialization in the Field in the Territory (other than Product A and Product B), in each case other than any Product Line Extension.

1.41 “Future Product Development Plan” shall have the meaning given in Section 4.3(c).

1.42 “Future Product Option” shall have the meaning given in Section 2.1(e).

1.43 “Future Product Option Term” shall have the meaning given in Section 8.6(a).

1.44 “GAAP” shall mean United States generally accepted accounting principles consistently applied.

1.45 “HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

1.46 “IND” means an Investigational New Drug Application and any amendments thereto submitted to the FDA.

1.47 “Indemnified Party” shall have the meaning given in Section 14.3(a).

1.48 “Indemnifying Party” shall have the meaning given in Section 14.3(a).

1.49 “Invalidity Claim” shall have the meaning given in Section 11.4.

1.50 “Joint Invention” shall have the meaning given in Section 11.1(b).

1.51 “Joint Press Release” shall have the meaning given in Section 12.6.

1.52 “Joint Steering Committee” or “JSC” shall have the meaning given in Section 3.1.

1.53 “King Indemnitees” shall have the meaning given in Section 14.1.

1.54 “King Sole Inventions” shall have the meaning given in Section 11.1(a).

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1.55 “King’s Covenant” shall have the meaning given in Section 13.1(b).

1.56 “Litigation Condition” shall have the meaning given in Section 14.3(b).

1.57 “Losses” means any and all damages (including all incidental, consequential, statutory and treble damages), awards, deficiencies, settlement amounts, defaults, assessments, fines, dues, penalties, costs, fees, liabilities, obligations, taxes, liens, losses, lost profits and expenses (including court costs, interest and reasonable fees of attorneys, accountants and other experts) required to be paid to Third Parties with respect to a claim as to which a Party is entitled to indemnification under Article 14, by reason of any judgment, order, decree, stipulation or injunction, or any settlement entered into in accordance with the provisions of this Agreement, together with all documented out-of-pocket costs and expenses incurred in complying with any judgments, orders, decrees, stipulations and injunctions that arise from or relate to a claim of a Third Party.

1.58 “NDA” means a new drug application or supplemental new drug application and any amendments thereto submitted to the FDA.

1.59 “Net Sales” means the gross amount invoiced by King, its Affiliates or sublicensees, to Third Parties for sale of Products, less, to the extent deducted by King from such gross invoice amount the following amounts, all in accordance with GAAP:

(a) trade or cash discounts for prompt payment to the extent actually allowed;

(b) promotional allowances to the extent actually allowed;

(c) price adjustments to the extent actually allowed;

(d) quantity discounts (excluding any discounts relating to Bundling taken by King or its Affiliates);

(e) amounts accrued or actually paid for chargebacks;

(f) amounts accrued or actually paid for rebates, including any and all non-government and government rebates, such as Medicaid and Medicare rebates;

(g) amounts accrued or actually refunded due to rejected, spoiled, damaged, outdated, short dated, or returned Product;

(h) sales and other excise taxes and duties or similar governmental charges levied on such sale, to the extent such items are included in the gross amount invoiced;

(i) freight, shipment and transportation costs incurred in distributing Products to a Third Party purchaser to the extent such amounts are included in the gross amount invoiced; and

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(j) fees associated with inventory management paid by King, its Affiliates or sublicensees to wholesalers or distributors provided that (i) such fees are allocated directly to the Products and in no event exceed the fee for other similar or similarly scheduled controlled substance products sold by King, its Affiliates or sublicensees to such wholesaler or distributor and (ii) King, its Affiliates or sublicensees deduct such fees when accounting for net sales as reported by such entities in their public filings to the Securities and Exchange Commission.

If any Products are sold to Third Parties in transactions that are not at arm’s length between the buyer and seller, or for consideration other than cash, then the gross amount to be included in the calculation of Net Sales for such sales shall be the amount that would have been invoiced had the transaction been conducted at arm’s length, which amount shall be determined, whenever possible, by reference to the average selling price of the relevant Product in arm’s-length transactions in the country of sale at the time of sale.

1.60 “Non-Breaching Party” shall have the meaning given in Section 16.5(a).

1.61 “Notice” shall have the meaning given in Section 12.5(b).

1.62 “Party” means Acura or King, and “Parties” means Acura and King.

1.63 “Patent Challenge” shall have the meaning given in Section 16.6.

1.64 “Phase III Clinical Trial” means a human clinical trial that is prospectively designed to statistically demonstrate that a product is safe and effective for use in humans in the indication being investigated in a manner sufficient to obtain Regulatory Approval to Commercialize such product for patients having the disease or condition being studied as described in 21 C.F.R. §312.21, or an equivalent clinical trial in a country in the Territory other than the United States.

1.65 “Product” means any of (i) Product A, (ii) Product B, (iii) any Future Product for which King has timely exercised its Future Product Option, and (iv) any potential Future Product with respect to which a Party is undertaking Proof of Concept Development activities (provided that any such potential Future Product shall cease to be a Product if King does not exercise its Future Product Option within the Future Product Option Term); and “Products” shall mean all of the foregoing to the extent the same have not been terminated from this Agreement. Each Product shall also include any Product Line Extension thereto.

1.66 “Product A” means [***] pharmaceutical product for human use, intended for oral administration in [***]: oxycodone HCl [***] with each tablet containing the Aversion® Composition [***].

1.67 “Product A Development Plan” shall have the meaning given in Section 4.1(a).

1.68 “Product B” means [***] pharmaceutical product for human use, intended for oral administration [***].

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1.69 “Product B Development Plan” shall have the meaning given in Section 4.2(d).

1.70 “Product C” means [***] Future Product [***].

1.71 “Product D” means [***] Future Product [***].

1.72 “Product Line Extension” with respect to Product A, Product B or a Future Product for which King has timely exercised its Future Product Option, shall mean additional dosage strengths of active analgesic ingredients, [***] change of dosage form (color, size, shape, coating and/or tablet/capsule identification markings), changes from capsules to tablets or tablets to capsules, and reformulation and/or other modification of such Product which is necessary (a) to achieve and/or maintain Regulatory Approval for such Product, or (b) for safety reasons for such Product.

1.73 “Product Line Extension Development Plan” shall have the meaning given in Section 4.3(d).

1.74 “Projected Annual Net Sales” shall have the meaning given in Section 9.1.

1.75 “Proof of Concept” means, in relation to a Future Product, documented completion of the following studies in accordance with cGCP and/or cGLP and/or cGMP, as applicable: (a) a pharmacokinetic study with [***] demonstrating an area under the curve (“AUC”) of [***] and the geometric mean ratio of the AUC point estimate for each analgesic active ingredient in such Future Product is within [***] of the applicable Orange Book reference listed strength of such Future Product; and (b) stability studies and data, including a 4-point dissolution profile for [***] products and a 5-point dissolution profile for [***] products consistent with current ICH guidelines under one or more of the following conditions [***].

1.76 “Publishing Party” shall have the meaning given in Section 12.5(a).

1.77 “Receiving Party” shall have the meaning given in Section 12.1.

1.78 “Regulatory Approval” means any approvals (including pricing and reimbursement approvals), licenses, registrations or authorizations of any national or international or local regulatory authority, department, bureau or other governmental entity, necessary for the manufacture, marketing, distribution and sale of a Product in a regulatory jurisdiction in the Territory.

1.79 “Sale of the Field Business” means, with respect to King, any sale, divestment or other transfer of all or substantially all of King’s then existing assets or business relating to products in the Field, whether by asset sale, de-merger, spin-out, public offering, reorganization or otherwise, and whether such sale, divestment or other transfer is to a Third Party.

1.80 “Sole Inventions” shall have the meaning given in Section 11.1(a).

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1.81 “Term” means the term of this Agreement, as more fully described in Section 16.1.

1.82 “Territory” means United States, Canada and Mexico.

1.83 “Third Party” means a person or entity other than (i) Acura or any of its Affiliates or (ii) King or any of its Affiliates.

1.84 “Third Party Claim” shall have the meaning given in Section 14.3(a).

1.85 “Third Party Supplier” shall have the meaning given in Section 7.2(b).

1.86 “Trademarks” means Aversion®, Acurox™, and Acuracet™ including all registrations relating to such trademarks as may be issued by the United States Patent and Trademark Office, and any stylized typographical treatments thereof, logo design incorporating such trademarks, or other variants thereof, including all common law trademark and registered trademark rights therein.

1.87 “Trademark Infringement Claim” shall have the meaning given in Section 11.8(d).

1.88 “Trademark Infringement Notice” shall have the meaning given in Section 11.8(d).

1.89 “United States” means the United States of America, its possessions and territories, including Puerto Rico.

1.90 “U.S. Prime Rate” means the base interest rate on corporate loans as published in the Wall Street Journal.

1.91 “Valid Claim” means a claim in an Aversion Patent Right that Covers a Product and with respect to which none of the following ((i), (ii) or (iii)) apply: (i) has been held permanently revoked, unenforceable or invalid in the Territory by a final unappealable decision of a court or government agency of competent jurisdiction over such claim, (ii) has been admitted to be invalid or unenforceable through disclaimers, consent decrees or otherwise or (iii) in the case of a patent application, has been pending for more than seven (7) years after the filing of its first priority application.

ARTICLE 2

GRANTS

2.1 License Grants; Future Products.

(a) Subject to the terms and conditions of this Agreement, Acura hereby grants to King an exclusive (even as to Acura and its Affiliates) royalty-bearing license under the Aversion Technology to Develop, manufacture, have manufactured, import, use and Commercialize Products in the Field in the Territory (including the right to conduct clinical Development of the Products outside the Territory in support of Development and Commercialization of such Products in the Territory), including the right to grant sublicenses in accordance with Section 2.2.

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(b) Subject to the terms and conditions of this Agreement, Acura hereby grants to King an exclusive (even as to Acura and its Affiliates) royalty-bearing license under the Aversion Technology (including foreign counterparts and equivalents of patent rights to the extent any exist) to manufacture and have manufactured Products outside the Territory in order to import, use and Commercialize Products in the Field in the Territory, including the right to grant sublicenses in accordance with Section 2.2.

(c) Subject to the terms and conditions of this Agreement, Acura hereby grants to King an exclusive (even as to Acura and its Affiliates) royalty-bearing license to use the Trademarks to Commercialize (including to advertise, promote and distribute) the Products in the Field in the Territory.

(d) Subject to the terms and conditions of this Agreement, an exclusive (even as to Acura and its Affiliates), royalty-bearing license to exploit the Domain Names in connection with the Products.

(e) Other than as may be required with respect to a potential Future Product with respect to which King is undertaking Proof of Concept Development activities pursuant to and as permitted by Section 2.1(f), King shall not practice the license rights granted above in this Section 2.1(a) through (d) (inclusive) with respect to a Future Product, unless and until King has timely exercised its Future Product Option rights with respect to such Future Product. Acura hereby grants to King, with respect to each potential Future Product, an option (a “Future Product Option”) to practice the license rights granted above in this Section 2.1(a) through (d) (inclusive) with respect to such potential Future Product in addition to all other then current Products. King has the right to exercise its rights under each Future Product Option commencing on the Effective Date and ending at the conclusion of the applicable Future Product Option Term.

(i) King may exercise its Future Product Option for a designated Future Product by (1) giving Acura written notice to such effect prior to the expiration of the Future Products Option Term specifying the Future Product(s) for which King is exercising such Future Product Option, and (ii) making payment to Acura of either (A) the payment specified in Section 8.6(a)(i) and/or (B) the payment specified in Section 8.6(a)(ii).

(ii) If King has exercised its Future Product Option for any Future Product, then, subject to the terms and conditions of this Agreement, immediately and automatically thereafter such Future Product shall no longer be subject to the restriction imposed by the first sentence of this Section 2.1(e).

(iii) If King declines to exercise its Future Product Option pursuant to this Section 2.1(e) for a given potential Future Product, King shall relinquish its right to license that potential Future Product; and all rights to such relinquished potential Future Product shall be retained by Acura.

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(f) Either Acura or King may propose by giving notice to the other Party that Proof of Concept Development be conducted with respect to a potential Future Product. If the Parties mutually agree in writing within sixty (60) days of such activities first being proposed, then Acura shall undertake such activities pursuant to Section 4.3. If the Parties do not reach agreement within such sixty (60) day period, then King shall have the right to undertake Proof of Concept Development on its own at its own cost and expense. In such case, King shall (i) provide written notice to Acura of its election to pursue such Proof of Concept Development not later than ten (10) days following the expiration of the sixty (60) day period provided above and (ii) provide Acura with the progress and results of the Proof of Concept Development in the form and detail to be provided by Acura to King when Acura performs Proof of Concept Development relating to a potential Future Product.

2.2 Sublicense Rights. The rights and licenses granted to King pursuant to Section 2.1 include the right of King to grant sublicenses: (a) to Third Parties only after obtaining the prior written approval of Acura for such sublicense, which approval shall not be unreasonably withheld; and (b) to Affiliates of King. If King grants such a sublicense permitted hereunder, King shall cause all of the applicable terms and conditions of this Agreement to apply to the Affiliate or Third Party sublicensee to the same extent as they apply to King for all purposes. King shall assume full responsibility for the performance of all obligations and observance of all terms so imposed on such Affiliate or Third Party sublicensee and shall itself account to Acura and make all payments due to Acura under this Agreement by reason of such sublicense.

2.3 No Implied Licenses. Except as expressly provided in this Agreement, neither Party grants to the other Party any right or license in any intellectual property right, whether by implication, estoppel or otherwise. No implied licenses are granted under this Agreement. Each Party hereby covenants and agrees not to use or sublicense any of its rights under the licenses set forth in this Article 2 except as expressly permitted in this Agreement.

2.4 Retained Rights. Any rights of Acura not expressly granted to King under the provisions of this Agreement shall be retained by Acura including with respect to Acura rights to use the Trademarks not licensed to King hereunder and, subject to Article 12, to use the Trademarks in all public disclosures regarding Acura and the Products. Notwithstanding anything else contained herein to the contrary, Acura at all times reserves a co-exclusive right under the Aversion Technology as is necessary to allow Acura to Develop, manufacture and package Products for the benefit of King in connection with Acura fulfilling its obligations under this Agreement.

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ARTICLE 3

GOVERNANCE

3.1 Joint Steering Committee.

(a) Establishment and Composition. Within five (5) business days after the Effective Date, the Parties shall establish a joint steering committee (the “Joint Steering Committee”), which shall consist of at least two (2) members from each Party being at least at a vice president level and not more than four (4) members in total from each Party. Each of Acura and King may replace any or all of its representatives on the Joint Steering Committee at any time upon written notice to the other Party. A Party may designate a substitute to temporarily attend and perform the functions of such Party’s designee at any meeting of the Joint Steering Committee. Acura and King each may, on advance written notice to the other Party, invite non-member representatives of such Party to attend meetings of the Joint Steering Committee. The Joint Steering Committee shall be chaired by a representative of King. The chairperson shall appoint a secretary of the Joint Steering Committee, who shall be a representative of King.

(b) Responsibilities. The Joint Steering Committee shall have the following responsibilities and decision-making authority and perform the following functions relating to Products and Future Products pursuant to this Agreement:

(i) Discuss, facilitate and coordinate the exchange of information between the Parties;

(ii) Discuss and review: (A) Product Development strategies, (B) prioritization of Development of Products, and (C) the preparation and implementation of the Development Plans including the status of material activities and budgets under such plans and any material amendment to the Development Plans;

(iii) Discuss and review: (A) Commercialization strategies, and (B) the preparation and implementation of the Commercialization Plans for the Products including the progress of material activities under such Plan and any material amendments to any Commercialization Plan;

(iv) Establishment of separate subcommittees of this Joint Steering Committee (populated by the same or different representatives of the Parties) as the Parties mutually find to be useful from time to time relating to the different development, regulatory, commercialization and supply matters arising during the Term;

(v) Discuss and review regulatory strategies and submissions, Product labeling strategies and related activities;

(vi) Discuss and review Product supply strategies;

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(vii) Decision-making with respect to practical day-to-day implementation matters, provided no such decision or decision-making shall in any event allocate to a Party or otherwise create or affect any material right, obligation or commitment relating to this Agreement;

(viii) In accordance with the procedures established in Section 3.1(d), resolve disputes, disagreements and deadlocks between the Parties; and

(ix) Have such other responsibilities as may be mutually agreed in writing by the Parties from time to time.

(c) Meetings. Except in Calendar Year 2007, the Joint Steering Committee shall meet at least four (4) times during every Calendar Year of which at least two (2) times during every Calendar Year shall be in person, and more frequently as the Parties deem appropriate, on such dates, and at such places and times, as the Parties shall agree. Meetings of the Joint Steering Committee that are held in person shall be at the Bridgewater, NJ office of King, or such other place as such Parties may agree. The members of the Joint Steering Committee also may convene or be polled or consulted from time to time by means of telecommunications, video conferences, electronic mail or correspondence, as deemed necessary or appropriate.

(d) Decision-Making.

(i) The Joint Steering Committee may make decisions with respect to such matters set forth in Section 3.1(b). Except as specified in Section 3.1(d)(ii) and (iii), all decisions of the Joint Steering Committee shall be made by unanimous vote, with Acura and King each having, collectively, among its respective members, one vote in all decisions.

(ii) With respect to any issue, if the Joint Steering Committee cannot reach consensus within ten (10) business days after the matter has been brought to the Joint Steering Committee’s attention, then such issue shall be referred to the Chief Executive Officer of each Party for resolution. If the Chief Executive Officers cannot resolve the issue within ten (10) business days after the matter has been brought to their attention, such matter shall be resolved in accordance with Section 3.1(d)(iii).

(iii) Notwithstanding anything contained herein to the contrary, and subject to King’s consideration in good faith of the views of Acura, King shall have final decision-making authority on all budgetary matters, all regulatory matters, Development matters and all Commercialization matters with respect to: (a) Product A, (b) Product B; and (c) the Future Products for which King has timely exercised the relevant Future Product Option for such Future Product; provided, however, that such authority shall be subject to Acura’s consent to material amendments or updates to the initial Product A Development Plan and related budget; and provided, further, that Acura shall not be required to provide resources or expertise beyond its reasonable capabilities, notwithstanding the fact that King is required to reimburse Acura Development Expenses. Acura shall have final decision-making authority on all matters with respect to any potential Future Products unless and until the date King timely exercises the applicable Future Product Option for such Future Product.

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3.2 Minutes of Committee Meetings. Definitive minutes of the Joint Steering Committee meetings shall be finalized no later than ten (10) business days after the meeting to which the minutes pertain as follows:

(a) Distribution of Minutes. Within three (3) business days after a Joint Steering Committee meeting, the secretary of the Joint Steering Committee shall prepare and distribute to all members of the Joint Steering Committee draft minutes of the meeting. Such minutes shall summarize the discussions and decisions at each meeting.

(b) Review of Minutes. The members of the Joint Steering Committee shall have three (3) business days after receiving such draft minutes to collect comments thereon and provide them to the secretary of the Joint Steering Committee.

(c) Finalizing Minutes. Upon the expiration of such second three (3) business day period, King shall have an additional four (4) business days to review and incorporate, as may be appropriate, Acura’s comments and then to finalize the minutes. Any dispute in the wording of the minutes shall be reflected therein.

3.3 Expenses. Each Party shall be responsible for all travel and related costs and expenses for its members and other representatives to attend meetings of, and otherwise participate on, the Joint Steering Committee.

3.4 Initial Meeting. Within ten (10) business days after the Effective Date, the Parties shall convene an initial meeting of the Joint Steering Committee representatives. The objectives of the initial meeting shall include without limitation introducing the various committee members, informing such committee members of their responsibilities in connection with this Agreement, and providing such committee members with pertinent information concerning this Agreement to enable the Joint Steering Committee to become fully operational as soon as reasonably practicable.

ARTICLE 4

DEVELOPMENT

4.1 Product A Development.

(a) The initial Product A Development plan including budget (“Product A Development Plan”) is attached to this Agreement as Schedule 4.1(a). Any material amendments or updates to the Product A Development Plan shall require the written agreement of the Parties.

(b) Acura shall be responsible for and shall use Commercially Reasonable Efforts in conducting all Development for Product A, in accordance with the Product A Development Plan, through Regulatory Approval by the FDA of the NDA for Product A.

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(c) At all times during Acura’s conduct of Development activities for Product A through Regulatory Approval by the FDA of the NDA for Product A, Acura shall: (i) keep King fully informed and provide copies of all material communications to and from the FDA and other regulatory authorities in the Territory regarding Product A and/or the Aversion Technology as it relates to Product A, (ii) provide to King advance copies of all filings and material correspondence to be provided by Acura to the FDA and other regulatory authorities in the Territory regarding Product A and/or the Aversion Technology as it relates to Product A such that King shall have a reasonable amount of time to review and comment on such filings and correspondence, (iii) consider in good faith (and if reasonably requested by King in writing, Acura must adopt) all comments, changes and suggestions made by King in writing as comments to such filings and correspondence, (iv) include representatives of King in all in-person meetings with the FDA and, to the extent practical, all material telephonic meetings with the FDA and other regulatory authorities in the Territory regarding Product A and/or the Aversion Technology as it relates to Product A and to the extent allowed by such regulatory authority, and (v) consider in good faith (and if reasonably requested by King in writing, Acura must adopt) all positions taken by King with respect to the NDA submission for Product A including regarding labeling for Product A and Phase IV and other post-marketing requirements and obligations for Product A.

(d) Following Regulatory Approval of the NDA for Product A, the JSC shall agree upon and coordinate a process for promptly transferring regulatory responsibilities related to Product A in the Territory from Acura to King.

(e) After such transfer has been completed, King shall be responsible for and shall use Commercially Reasonable Efforts in conducting all Development for Product A, to maintain Regulatory Approval of Product A in the Territory. King shall be responsible for obtaining and maintaining any additional Regulatory Approvals for Product Line Extensions for Product A in the Territory.

4.2 Product B Development.

(a) Prior to the Product B IND becoming effective pursuant to 21 C.F.R. §312.40(b), Acura shall be responsible for and shall use Commercially Reasonable Efforts in conducting all Development for Product B.

(b) The JSC shall agree upon and coordinate a process for transferring Development and regulatory responsibilities related to Product B from Acura to King upon the IND becoming effective.

(c) After the Product B IND becomes effective pursuant to 21 C.F.R. §312.40(b), King shall be responsible for and shall use Commercially Reasonable Efforts in conducting all Development for Product B, in accordance with the Product B Development Plan, to obtain and maintain Regulatory Approval of Product B in the Territory. King shall be responsible for obtaining and maintaining any additional Regulatory Approvals for Product Line Extensions for Product B in the Territory.

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(d) Within forty-five (45) days after the Effective Date, King will prepare a Development plan for Product B (the “Product B Development Plan”). The Product B Development Plan shall be prepared by King with details generally consistent with the Product A Development Plan.

(e) King shall submit the initial Product B Development Plan to Acura for its review. King shall consider in good faith any comments Acura may have on the initial Product B Development Plan. King shall periodically (and at least once per Calendar Year) prepare an updated Product B Development Plan, as applicable taking into account completion, commencement or cessation of or changes to Development not contemplated by the then-current Product B Development Plan and shall submit such proposed Product B Development Plan to Acura for review and comment. King shall consider in good faith any comments Acura may have on the updated Product B Development Plan.

4.3 Future Product Development and Product Line Extensions.

(a) Acura shall use Commercially Reasonable Efforts to successfully complete a Proof of Concept for Product C and/or Product D. In the event the Proof of Concept is successful for Product C and/or Product D, then King shall either (i) exercise its Future Products Option with respect to Product C and/or Product D pursuant to Section 2.1 or (ii) pay Acura Development Expenses relating to Product C and/or Product D as the case may be.

(b) Acura shall use Commercially Reasonable Efforts to successfully complete a Proof of Concept of a Future Product (other than Product C or Product D) with respect to which (i) Acura or King has proposed Proof of Concept Development activities be conducted pursuant to Section 2.1(f) and (ii) the Parties mutually agree to such activity. Subject to Section 2.1(f), prior to the exercise of the applicable Future Product Option, Acura shall be responsible for and shall use Commercially Reasonable Efforts in undertaking a Proof of Concept for such potential Future Product. If King exercises its Future Product Option pursuant to Section 2.1, King shall assume responsibility for and shall use Commercially Reasonable Efforts in all further Development related to the applicable Future Product in the Territory.

(c) Within forty-five (45) days of exercising its Future Products Option, King shall prepare and submit an initial Development plan for the applicable Future Product to Acura for its review (each, a “Future Product Development Plan” and, together with the Product A Development Plan, the Product B Development Plan and each Product Line Extension Development Plan, the “Development Plan”). The initial Future Product Development Plans will be prepared by King with details generally consistent with the initial Product A Development Plan and King shall consider in good faith any comments Acura may have on each initial Future Product Development Plan. King shall periodically (and at least once per Calendar Year) prepare an updated Future Product Development Plan, as applicable taking into account completion, commencement or cessation of or changes to Development not contemplated by the then-current Future Product Development Plans and shall submit such proposed Future Product Development Plan to Acura for review and comment. King shall consider in good faith any comments Acura may have on the revised Future Product Development Plan.

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(d) King may at any time and from time to time, at its own cost and expense, Develop and Commercialize Product Line Extensions with respect to any Product in accordance with the terms and conditions of this Agreement, it being understood that such Product Line Extensions shall not be deemed to be Future Products hereunder. Without limiting the foregoing, in addition, upon (i) King’s written request in connection with a particular Product Line Extension, and (ii) the written agreement of the Parties, Acura will undertake the Development efforts in relation to such Product Line Extension, and shall provide to King such requested work product for such Product Line Extension; provided that Acura Development Expenses related to the Development of such Product Line Extension shall be reimbursed by King pursuant to Section 8.3 or in such other manner and amount as may be agreed by the Parties in writing. Any Development of a Product Line Extension, whether conducted by King or Acura, shall be conducted under a plan prepared and submitted by King (a “Product Line Extension Development Plan”).

4.4 Development Reports. With respect to each Product, King shall provide to Acura a copy of that portion of King’s detailed internal development update report relating to such Product, which King’s senior management receives periodically [***] for Acura’s use to assess the status of the Development of each Product.

4.5 Development Data. Each Party shall provide to the other Party copies of all substantive or material information with respect to Development hereunder, including, as applicable, final laboratory and clinical data and reports compiled with respect to each Product as soon as reasonably practicable after such data or report becomes available. King shall own all clinical data and results related to all of the Products provided that Acura will have access thereto as set forth in Section 5.3 on a royalty-free basis for use in its exercise of its retained rights.

4.6 Use of Third Parties. Each Party may retain Third Parties to perform Development activities hereunder, provided each such Third Party is approved by King (such approval not to be unreasonably withheld, conditioned or delayed); provided that the Third Party contractors being utilized by Acura as of the Effective Date as set forth in the Product A Development Plan are hereby approved by King. Acura and King shall remain liable for the performance of their respective obligations hereunder which it delegates to such Third Parties. Any Third Party performing Development hereunder shall be subject to confidentiality and non-use obligations at least as stringent as those set forth in Article 12 and must comply with Article 11.

4.7 Diligence. From and after (i) the Effective Date with regard to the Products, and (ii) the date of King’s exercise of its Future Products Option with regard to a potential Future Product, King shall use Commercially Reasonable Efforts to Develop the Products and the Future Products for Commercialization in the Territory (excluding Mexico).

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ARTICLE 5

REGULATORY AFFAIRS

5.1 Regulatory Submissions and Approvals.

(a) Product A.

(i) Subject to Section 3.1 and consistent with Sections 4.1(a) and 4.1(b), for Product A, Acura shall be responsible for pursuing, compiling and submitting all regulatory documents, and shall lead the interactions with the FDA through Regulatory Approval of the NDA for Product A, and King shall be responsible for and shall reimburse Acura for any and all out-of-pocket costs incurred by Acura in submitting, filing and obtaining the NDA for Product A with the FDA, including any amounts paid by Acura under the Prescription Drug User Fee Act, in each case as provided for under Section 8.

(ii) After Regulatory Approval of the NDA for Product A by the FDA, King shall be responsible for compiling and submitting all regulatory documentation and for interacting with the FDA for Product A. Acura agrees to cooperate with King with respect to the regulatory activities King undertakes pursuant to this Section 5.1(a)(ii). Following Regulatory Approval of the NDA for Product A by the FDA, King shall own and maintain, at its sole cost, all regulatory filings and Regulatory Approvals for Product A. King shall provide Acura with complete copies of all applications, submissions, filings and material regulatory correspondence related to Product A in the Territory.

(iii) King, at its sole cost, shall pursue all Regulatory Approvals related to Product A in Mexico and Canada, including the preparation and filing of applications for clinical trials and Regulatory Approvals. King shall own and maintain, at its sole cost, all regulatory filings and Regulatory Approvals for Product A in Mexico and Canada. King shall promptly provide Acura with complete copies of all such applications, submissions, filings and regulatory correspondence related to Product A in Mexico and Canada.

(b) Product B.

(i) For Product B, for the period beginning on the Effective Date and ending on the date the Product B IND becomes effective pursuant to 21 C.F.R. §312.40(b), Acura and/or its designated Third Parties will be responsible, in consultation with King, for the performance of all regulatory activities required for the Product B IND to become effective. For purposes of clarity, before the Product B IND becomes effective, Acura shall be responsible for compiling and submitting all regulatory documentation and for interacting with the FDA for Product B. Acura shall consult with King and shall consider in good faith any suggestions King may have with respect to such regulatory activities. The JSC shall agree upon and coordinate a process for transferring Acura’s regulatory responsibilities related to Product B from Acura to King upon the effectiveness of the Product B IND.

(ii) After the Product B IND becomes effective pursuant to 21 C.F.R. §312.40(b), King shall exercise Commercially Reasonable Efforts in pursuing Regulatory Approval of Product B. King will consult with Acura with respect to any regulatory activities to be performed by King in accordance with this Section 5.1(b)(ii), and shall consider in good faith any suggestions Acura may have with respect to such regulatory activities. For purposes of clarity, after the Product B IND becomes effective, King shall be responsible for compiling and submitting all regulatory documentation and for interacting with the FDA for Product B. Acura agrees to cooperate with King with respect to the regulatory activities King undertakes pursuant to this Section 5.1(b)(ii). King shall own and maintain, at its sole cost, all regulatory filings and Regulatory Approvals for Product B in the United States. King shall promptly provide Acura with complete copies of all applications, submissions, filings and regulatory correspondence related to Product B in the United States.
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(iii) King, at its sole cost, shall pursue all Regulatory Approvals related to Product B in Mexico and Canada, including the preparation and filing of applications for clinical trials and Regulatory Approvals. King shall own and maintain, at its sole cost, all regulatory filings and Regulatory Approvals for Product B in Mexico and Canada. King shall promptly provide Acura with complete copies of all such applications, submissions, filings and regulatory correspondence related to Product B in Mexico and Canada.

(c) Future Products. King, at its sole cost, shall exercise Commercially Reasonable Efforts in pursuing all Regulatory Approvals related to any Future Product for which King has timely exercised its Future Products Option pursuant to Section 2.1 in any country in the Territory, including the preparation and filing of applications for Regulatory Approvals. King shall provide Acura with a copy of any proposed application for Regulatory Approval in the United States at least thirty (30) days prior to submission to the applicable governmental authority so as to provide Acura an opportunity to review such application, and King shall consider in good faith any comments Acura may have with respect to any such application. For purposes of clarity, King shall be responsible for pursuing, compiling and submitting all regulatory filing documentation, and for interacting with regulatory authorities, for any Future Product in all countries in the Territory. King shall own and maintain, at its sole cost, all regulatory filings and Regulatory Approvals for any Future Product for which it has timely exercised its Future Products Option in all countries of the Territory. King shall promptly provide Acura with complete copies of all such applications, submissions, filings and regulatory correspondence related to any such Future Product in all countries in the Territory.

(d) Product Line Extensions. King, at its sole cost and to the extent it elects in its reasonable discretion, shall pursue all Regulatory Approvals related to any Product Line Extension in any country in the Territory, including the preparation and filing of applications for Regulatory Approvals. King shall provide Acura with a copy of any proposed application for Regulatory Approval in the United States at least thirty (30) days prior to submission to the applicable governmental authority so as to provide Acura an opportunity to review such application, and King shall consider in good faith any comments Acura may have with respect to any such application. For purposes of clarity, King shall be responsible for pursuing, compiling and submitting all regulatory filing documentation, and for interacting with regulatory authorities, for any Product Line Extension in all countries in the Territory. King shall own and maintain, at its sole cost, all regulatory filings and Regulatory Approvals for any Product Line Extension in all countries of the Territory. King shall provide Acura with complete copies of all such applications, submissions, filings and regulatory correspondence related to any such Product Line Extension in all countries in the Territory.
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5.2 Pharmacovigilance.

(a) The Parties agree to inform each other about serious adverse events occurring or having occurred in connection with the Development or Commercialization of Products anywhere in the world within five (5) business days of when the Party who is the sponsor of the relevant study first learns of such event. The Parties agree to handle data and information about such serious adverse events according to all applicable laws, rules and regulations. To the extent of any Development or Commercialization of the same Products inside and outside of the Territory, the Parties shall enter into a worldwide safety information exchange and reporting agreement to coordinate such matters between the Parties.

(b) At its initial meeting, the JSC shall specify the procedure for exchange of information relating to serious adverse events.

(c) Prior to Regulatory Approval in the United States for Product A, Acura shall report to the appropriate authorities in accordance with and as required by all applicable laws, rules and regulations, all serious adverse events related to Product A. After Regulatory Approval in the United States for Product A, and after the IND becomes effective for all other Products, King shall report to appropriate authorities in the Territory in accordance with and as required by all applicable laws, rules and regulations all serious adverse events related to Products anywhere in the Territory.

5.3 Data Access.

(a) King shall permit Acura access to, and grant Acura the right to reference and use, all Development and regulatory data and reports associated with any Product in the Territory at no cost (1) outside the Territory with respect to any product of Acura or its Affiliates and (2) inside the Territory only with respect to [***] products of Acura or its Affiliates. Such Development and regulatory data and reports shall include preclinical and clinical data and reports, regulatory submissions and filings, Regulatory Approvals and any adverse event reports. In furtherance of the foregoing, King shall, promptly upon the request of Acura, deliver a letter to the FDA (or the relevant regulatory authority) authorizing Acura to reference and use the applicable regulatory submissions and filings related to Products in the United States, Canada, or Mexico as the case may be (1) outside the Territory with respect to any product of Acura or its Affiliates and (2) inside the Territory only with respect to [***] products of Acura or its Affiliates.

(b) Acura shall promptly provide to King copies of all Development and regulatory data, reports and correspondence associated with any Product outside the Territory. Such Development and regulatory data, reports and correspondence shall include preclinical and clinical data and reports, regulatory submissions and filings, regulatory approvals and any adverse event reports.
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5.4 Participation in Meetings in the United States. After Regulatory Approval in the United States for Product A, and for all other Products, Acura will have the right to participate as an observer in all material meetings and other contact with governmental authorities pertaining to an application for Regulatory Approval in the United States for a Product. King shall provide Acura with reasonable advance notice of all such meetings and other contact and advance copies of all related documents and other relevant information relating to such meetings or other contact. King shall also promptly provide to Acura all material correspondence and written conversation summaries between it and any governmental authority in the United States relating to a Product.

ARTICLE 6

COMMERCIALIZATION

6.1 Overview and Diligence. King shall be responsible for Commercializing the Products in the Territory and all costs and expenses in connection therewith. King shall use Commercially Reasonable Efforts to Commercialize the Products in the Territory except Mexico and shall use Commercially Reasonable Efforts to undertake the activities contemplated in each Commercialization Plan with respect thereto.

6.2 Commercialization Plan. Within [***] after successfully achieving [***] for each Product, King shall provide Acura with a preliminary written commercialization plan setting forth the summary of the then anticipated commercialization activities for such Product for such Calendar Year for the United States for review and comment by Acura (each, a “Commercialization Plan”). King shall consider all of Acura’s comments in good faith. A table of contents for a Commercialization Plan for each Product is set forth on Schedule 6.2. [***] after the successful achievement of the [***] for each Product, King shall prepare a detailed Commercialization Plan for such Product based upon such table of contents.

6.3 Updates. After the First Commercial Sale in the United States for each Product and thereafter: (A) yearly King shall deliver to Acura a Commercialization Plan for the following Calendar Year in accordance with King’s brand planning process, and (B) a copy of that portion of King’s detailed internal report relating to the Commercialization of the Products, which King’s senior management receives periodically [***].

6.4 Expenses and Responsibilities. King shall bear all costs and expenses incurred by it with the Commercialization of Products in the Territory. Consistent with the license rights granted to King under Article 2, King, its Affiliates and its sublicensees shall (a) have the sole right and responsibility to distribute, sell, record sales and collect payments for Products in the Territory, and (b) have sole responsibility for establishing and modifying the terms and conditions with respect to the sale of Products in the Territory, including the price or prices at which Products in the Territory will be sold, any discount applicable to payments or receivables, and similar matters. At least [***] in the United States, King shall provide to Acura [***].

6.5 Diligence. From and after (i) the Effective Date with regard to the Products, and (ii) the date of King’s exercise of its Future Products Option with regard to a potential Future Product, King shall use Commercially Reasonable Efforts to Commercialize the Products and the Future Products in the Territory (excluding Mexico) and shall use Commercially Reasonable Efforts to undertake the activities contemplated in each Commercialization Plan with respect thereto
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6.6 Contract Sales Organizations. Notwithstanding anything to the contrary contained herein, [***] without the prior written consent of Acura, and thereafter without the prior written consent of Acura, not to be unreasonably withheld, in no event shall King enter into an agreement with a contract sales organization or similar agreement with a Third Party pharmaceutical company (e.g., a co-promotion agreement) to share sales representative detailing responsibilities for the Products in the United States targeting a physician specialty other than [***].

ARTICLE 7

PRODUCT SUPPLY

7.1 Supply of Products. Except for Product A, King in consultation with Acura, shall be responsible, at its sole cost and expense, for sourcing raw materials, manufacturing, packaging, labeling, release testing, and stability testing the clinical and commercial supplies of the Products in the Territory.

7.2 Supply of Product A.

(a) For Product A, Acura in consultation with King shall be responsible for manufacturing, packaging, labeling, release testing, and stability testing for laboratory and clinical supplies required for obtaining Regulatory Approval in the United States of the NDA for Product A. King shall pay for all of Acura’s out of pocket costs for raw materials, manufacturing, packaging, labeling, release testing, and stability testing and any other costs associated with clinical and commercial supplies of Product A, in each case as provided for under Section 8.

(b) Acura and King shall jointly have the responsibility with each other’s full cooperation and assistance to establish a single Third Party commercial supplier and packager of Product A for commercial distribution and sale in the United States (the “Third Party Supplier”); provided, however, that King shall (i) participate with Acura in the negotiations for any supply agreement, including supply agreements for active pharmaceutical ingredients, with such Third Party Supplier and (ii) be the signing party under any supply agreement with such Third Party Supplier; provided that the Parties shall agree to the terms of such supply agreement prior to its execution.

(c) The Parties shall cooperate and undertake the actions necessary to qualify King as a secondary commercial supplier of Product A.

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ARTICLE 8

PAYMENTS TO ACURA

8.1 Upfront Fee. Upon the Effective Date, King shall make a payment to Acura of thirty million dollars ($30,000,000), which payment shall be non-refundable and non-creditable.

8.2 Milestone Payments. Within ten (10) business days of achieving each milestone event set forth in Schedule 8.2, King shall pay Acura the milestone payments related to such milestone event in the amounts set forth on Schedule 8.2, which payments shall be non-refundable and non-creditable, provided that certain such milestones can be creditable under certain circumstances as provided for under the last two sentences of Schedule 8.2. Each such milestone payment shall be payable only once for each Product (i.e., one payment for each of Product A, Product B and each Future Product), upon the first occurrence with respect to which it becomes due.

8.3 Development Expenses. Each Party shall bear its own expenses under this Agreement, except that King shall pay Acura Development Expenses incurred for:

(a) Product A from September 19, 2007 through the Effective Date;

(b) Product A in accordance with the Product A Development Plan set forth in Schedule 4.1(a) and any amendments or modifications thereto agreed by the Parties;

(c) Developing any Product Line Extension requested by King in writing and agreed to in writing by the Parties;

(d) Qualifying a Third Party Supplier;

(e) successfully achieving a Proof of Concept for Product C and/or Product D in the event that King does not exercise its Future Products Option relating to such Future Product;

(f) successfully achieving a Proof of Concept for any other [***] Future Product (other than Product C and/or Product D) requested by King and agreed by Acura in the event that King does not exercise its Future Products Option relating to such Future Product; and

(g) Developing any [***] potential Future Product requested by King and agreed by Acura in accordance with a Development Plan and budget agreed by the Parties.

For the purposes of this Agreement, “Acura Development Expenses” shall mean (i) all out-of-pocket expenses incurred by Acura to Develop Products or Future Products as the case may be including expenses associated with active pharmaceutical ingredients, inactive ingredients, and other raw materials, contract manufacturing site qualifications, contract research organizations, medical writing, statistical analysis, clinical trial investigative sites, clinical trial investigator grants and patient and/or subject costs, contract manufacturers, and clinical trial insurance, third party consultants for regulatory, chemistry manufacturing and control, and (ii) Acura’s reasonable and verifiable internal research and development staff costs of Acura employees working on the Development of Products (limited to Acura’s research and development staff and research and development senior management salaries and associated payroll taxes and benefits excluding non-cash compensation and bonuses) allocated to the Development of Products based on the time spent by such staff on such Development activities as compared to other activities, but excluding any allocation of overhead and senior management compensation (other than research and development senior management salaries and associated payroll taxes and benefits excluding non-cash compensation and bonuses).
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8.4 Requirements for King Reimbursement of Acura Development Expenses.  King shall pay Acura only for Acura Development Expenses incurred in direct connection with this Agreement pursuant to a Development Plan, as it may be amended from time to time, up to a cap of the total budget set forth in such Development Plan; it being understood that in the event that the Parties agree that Acura shall conduct any Development activities for Products other than Product A, the applicable Development Plan shall include a mutually agreeable budget for such activities. The Parties intend that each such budget shall constitute the Parties’ then best estimate of the funds required to timely complete such Development. In no event shall Acura charge King any amounts in excess of the cap on the total budget as set forth in a budget in the applicable Development Plan (“Total Cap”), nor shall King be liable to pay such amounts; provided further that in no event shall Acura be required to perform Development activities which would not be eligible for reimbursement. All changes in the Total Cap shall be considered by the Joint Steering Committee, and upon Joint Steering Committee approval the Total Cap shall be amended accordingly.

8.5 Invoices. Within five (5) business days after the end of each month, Acura shall provide King with a good faith estimate for all Acura Development Expenses incurred by Acura for such month. In addition, within thirty (30) days after the end of each Calendar Quarter, Acura shall provide King with an invoice for all Acura Development Expenses incurred by Acura for such Calendar Quarter which invoice shall set forth the details of the charges for each activity together with appropriate documentation and a detailed comparison of such charges for such Calendar Quarter as well as year to date for such Calendar Year against the applicable Development Plan(s) and budget(s). Costs and expenses of Third Parties invoiced to King shall be fully detailed. Within thirty (30) days after the date of each such invoice, King shall pay in full such invoice. If any portion of an invoice is disputed, then King shall pay the undisputed amounts as set forth in the preceding sentence and the Parties shall use good faith efforts to reconcile the disputed amount as soon as practicable. Notwithstanding the previous sentence, if King disputes a charge or charges on an invoice, King will pay the amount ultimately determined to be due, if any, within thirty (30) days after King and Acura, acting in good faith, resolve the dispute. Where Acura does not receive payment due to it pursuant to this Section 8.5 within the time specified, interest shall accrue on the sum due and owing to Acura at the rate set forth in Section 10.2(b).

8.6 Future Product Option Exercise.

(a) For [***] after the receipt by King of a reasonably sufficient amount of data to demonstrate that a potential Future Product has achieved a successful Proof of Concept (“Future Product Option Term”), King shall have the option of any or all of the following:
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(i) paying a [***] fee (such fee to be non-refundable and non-creditable) to Acura, for up to [***] of an [***] product; provided that in the event that pursuant to and as permitted by Section 2.1(f) King has undertaken the Proof of Concept Development with respect to such potential Future Product, then the foregoing payment to Acura under this Section 8.6(a)(i) for [***] Products shall be reduced by the total amount of Development costs and expenses incurred by King in conducting such Proof of Concept Development, which costs and expenses for such [***] Products shall be (A) substantially similar to the Acura Development Expenses that Acura is permitted to incur under Section 8.3, (B) provided to Acura in form and detail substantially similar to what is required of Acura under Section 8.5, and (C) for an [***] Product capped at an amount such that in no event shall the payment to Acura pursuant to this Section 8.6(a)(i) be reduced by more than [***]. For the avoidance of doubt, King shall not be entitled to reduce the payment under this Section 8.6(a)(i) for any Development costs or expenses incurred in connection with conducting Proof of Concept Development for an [***] Product;

(ii) paying a [***] fee (such fee to be non-refundable and non-creditable) to Acura, for up to [***] or

(iii) relinquishing its Future Product Option to such potential Future Product, whereupon Acura shall retain all rights to such potential Future Product.

(b) From and after the exercise of its Future Product Option with respect to a potential Future Product, King shall assume responsibility for all of the activities, costs and expenses related to the further Development and Commercialization of the applicable Future Product.

ARTICLE 9

ROYALTIES

9.1 Royalty Payments. King shall pay to Acura royalty payments based on the Calendar Year Net Sales of all Products Commercialized by King (or its Affiliates or sublicensees) in the Territory based on the Net Sales ranges and corresponding applicable royalty rates (the “Applicable Royalty Rate”) set forth in Table 9.1. The royalty payments for Net Sales of Products for each of the first three Calendar Quarters of a Calendar Year shall be calculated by first multiplying the actual Net Sales for such Calendar Quarter by four (4) (the “Projected Annual Net Sales”) to determine, based on Table 9.1, the Applicable Royalty Rate for such Calendar Quarter. The actual Net Sales for such Calendar Quarter shall then be multiplied by the Applicable Royalty Rate for such Calendar Quarter to determine the royalty payment to Acura for such Calendar Quarter. The royalty payment for Net Sales of Products for the fourth Calendar Quarter of each Calendar Year shall be calculated by multiplying the actual Net Sales for such entire Calendar Year times the Applicable Royalty Rate from Table 9.1 applicable to such entire Calendar Year Net Sales less the sum of the royalty payments previously made for the first, second and third Calendar Quarters of such Calendar Year.
[***Confidential treatment requested pursuant to a request for confidential treatment filed with the
  Securities and Exchange Commission. Omitted portions have been separately filed with the Commission.]

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Table 9.1
Net Sales ($ Millions)
Greater than	Up to	Applicable Royalty Rate
[***]	[***]	5.0%
[***]	[***]	7.5%
[***]	[***]	10.5%
[***]	[***]	15.0%
[***]	[***]	20.0%
[***]		25.0%

The following example illustrates the calculation of royalty payments (for simplicity, all dollar amounts are rounded to millions):

Illustration of Royalty Payments Calculation
Calendar Quarter of a Calendar Year	Net Sales of All Products (millions)	Projected Annual Net Sales (millions)	Applicable Royalty Rate	Royalty Payment from King to Acura (millions)
First	[***]	[***]	[***]	[***]
Second	[***]	[***]	[***]	[***]
Third	[***]	[***]	[***]	[***]
Fourth	[***]	[***]	[***]	[***]
Calendar Year Total	[***]	[***]	[***]	[***]

*Not Applicable

(a) Term of Royalty Payments. King’s obligation to make royalty payments to Acura under this Section 9.1 shall commence twelve (12) months after the First Commercial Sale of the first Product in any country in the Territory (the “Royalty Commencement Date”) and shall expire upon the later of (i) expiration of the last to expire Valid Claim Covering a Product in such country, or (ii) fifteen (15) years from the First Commercial Sale of such Product in such country.

(b) Timing of Royalty Payments and Reports. King shall make such royalty payments to Acura within forty-five (45) days after the end of each Calendar Quarter beginning with the first Calendar Quarter after the Royalty Commencement Date. Beginning with the month of the First Commercial Sale, within five (5) business days after the end of each month, King shall provide to Acura a good faith estimate of Net Sales for such month.
[***Confidential treatment requested pursuant to a request for confidential treatment filed with the
  Securities and Exchange Commission. Omitted portions have been separately filed with the Commission.]

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(c) Partial Calendar Year True-Up. In addition, in the event the first Calendar Year for which royalty payments are due is a partial Calendar Year, the Parties shall undertake a one-time true-up royalty recalculation following the twelve (12) month anniversary of the Royalty Commencement Date (when a full twelve (12) month period (365 days) of Net Sales data is available beginning with the first Net Sale on which royalties are due). Based on such full twelve (12) months of data, the Applicable Royalty Rate shall be selected from Table 9.1. If such royalty rate is the same as the royalty rate(s) that had been previously applied to some or all of such first partial Calendar Year with respect to which royalties were due, then there shall be no adjustment in such royalty payments. However, where such royalty rate is greater or less than the royalty rate(s) that had been previously applied to some or all of such first partial Calendar Year with respect to which royalties were due, the difference shall be applied to the applicable Net Sales and paid as additional royalties or deducted from royalties due to Acura hereunder within forty-five (45) days after such twelve (12) month anniversary of the Royalty Commencement Date.

ARTICLE 10

ACCOUNTING AND AUDITING

10.1 Currency. All payments under this Agreement are stated in and shall be payable in US dollars by wire transfer to a bank in the United States designated in writing by Acura or King, as the case may be.

10.2 Payments.

(a) With each payment to Acura under this Agreement, King shall deliver to Acura the following information, including payment methodology calculations:

(i) Net Sales for each Product strength and pack size, details and methodology of the gross sales to Net Sales calculation, and methodology and calculation for the royalty payments; and

(ii) Details relating to any milestone payments to Acura.

(b) Subject to Sections 8.5 and 10.4, in case of any delay in payment by a Party to the other Party, interest on the overdue payment shall accrue at an annual interest rate, compounded monthly, equal to the U.S. Prime Rate as reported in The Wall Street Journal, plus one and a half percentage points (1.5%), as determined for each month on the last business day of that month, assessed from the day payment was initially due. The foregoing interest shall be due from such delinquent Party without any special notice.

(c) Currency Conversion. Whenever, for the purpose of calculating any sums due under this Agreement, conversion from any foreign currency shall be required, such conversion shall be made as follows: (i) when calculating the Net Sales, the amount of such sales in foreign currencies shall be converted into United States dollars using the average rate of exchange for such currencies for the relevant period, and (ii) when calculating Development expenses that are incurred in a currency other than in United States dollars, the amount in foreign currencies shall be converted into United States dollars using the exchange rates for such currencies for the average monthly rate of the respective invoice. In respect of (i) and (ii) above, such exchange rate shall be the mid-price exchange rate taken from The Wall Street Journal as published on the date of the relevant invoice or such other publication as may be agreed between the Parties from time to time.
[***Confidential treatment requested pursuant to a request for confidential treatment filed with the
  Securities and Exchange Commission. Omitted portions have been separately filed with the Commission.]

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10.3 Taxes. If the laws or regulations of any country in the Territory require withholding of taxes of any type, levies on Acura or its Affiliates, or other charges against Acura or its Affiliates with respect to any amounts payable under this Agreement to Acura, King shall make such withholding payments as may be required for and on behalf of Acura or its Affiliates to the proper governmental authority and shall subtract such withholding payments from the royalties due hereunder. King shall submit appropriate proof of payment of the withholding taxes to Acura within a reasonable period of time.

10.4 Accounting.

(a) During the Term and for a period of three (3) years thereafter, each Party shall, and shall cause its Affiliates and sublicensees to, maintain at its respective principal places of business, records and books of account containing all particulars that may be necessary for the purpose of calculating all payments due under this Agreement. During the Term and for a period of three (3) years thereafter, but no more than once during any Calendar Year, each Party shall have the right to engage an independent, certified public accountant(s), reasonably acceptable to the other Party, to perform, on behalf of such Party, an audit of the other Party’s books and records and those of its Affiliates and sublicensees as may be necessary to confirm any amounts payable to the auditing Party under this Agreement for the period or periods requested by the auditing Party or to confirm the accuracy of any report made under this Agreement.

(b) Such audits shall be conducted during normal business hours upon reasonable prior written notice from the auditing Party in such a manner as to not unnecessarily interfere with the audited Party’s or its Affiliate’s or sublicensee’s normal business activities, and shall be permitted with respect to records and books covering and including the three (3) years immediately preceding the date of notification of the audit. The accountants shall report its conclusions and calculation to both Parties; provided, however; that in no event shall the accountants disclose information of the audited party except to the extent necessary to verify the accuracy of the payments due under this Agreement, and at the request of the audited party such accountants shall execute appropriate non-disclosure agreements.

(c) The auditing Party shall use all information, data, documents and abstracts obtained during an audit conducted pursuant to this Section 10.4 solely for the purposes described in Section 10.4(a). The auditing Party shall treat all such information, data, documents and abstracts as the audited Party’s Confidential Information subject to Article 12 of this Agreement and, except in the event of a dispute between the Parties regarding amounts payable hereunder or the results of any audit, the auditing Party shall not retain such information, data, documents and abstracts for more than three (3) years from the end of the Calendar Year to which each shall pertain.

[***Confidential treatment requested pursuant to a request for confidential treatment filed with the
  Securities and Exchange Commission. Omitted portions have been separately filed with the Commission.]

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(d) If any audit hereunder reveals an underpayment, the Party responsible for the underpayment shall promptly make up such underpayment. If any audit hereunder reveals an overpayment, the Party holding the overpayment shall promptly reimburse such overpayment. The auditing Party shall bear the full cost of any audit under this Section 10.4, unless such audit discloses an underpayment by the audited Party of more than five percent (5%) of the amount owed hereunder in which case the audited Party shall bear the full cost of such audit.

(e) The failure of an auditing Party to request verification of any payment calculation within the three (3) year period following receipt of such payment shall be considered acceptance of such calculation by the auditing Party.

ARTICLE 11

PATENT RIGHTS AND TRADEMARKS

11.1 Ownership of Inventions.

(a) Sole Inventions. Subject to Section 11.1(c), each Party shall exclusively own all inventions, improvements, discoveries or new uses conceived solely by such Party, its employees, agents and consultants made in the course of Developing a Product hereunder (“Sole Inventions”). Sole Inventions conceived solely by Acura, its employees, agents and consultants are referred to herein as “Acura Sole Inventions”. Sole Inventions conceived solely by King, its employees, agents and consultants are referred to herein as “King Sole Inventions.”

(b) Joint Inventions. Subject to Section 11.1(c), the Parties shall jointly own all inventions made jointly by employees, agents and consultants of Acura and employees, agents and consultants of King, which are made in the course of Developing a Product hereunder, on the basis of each Party having an undivided interest in the whole (“Joint Inventions”).

(c) Aversion Inventions. Notwithstanding Section 11.1(a) or Section 11.1(b), to the extent a King Sole Invention or a Joint Invention is an invention, improvement, discovery or new use of or relating to the Aversion Technology (an “Aversion Invention”), with or without one or more active ingredients, such Aversion Invention shall be the sole and exclusive property of Acura, and King agrees to assign, and hereby does assign, its entire right, title and interest in and to such Aversion Invention to Acura.

(d) To the extent patent applications and patents are filed on Acura Sole Inventions, Joint Inventions and Aversion Inventions, such patent applications and patents shall be included within the “Aversion Patent Rights” licensed to King under this Agreement, and to the extent inventions are not patentable or no patent applications and patent are filed on such inventions, such inventions shall be part of the “Aversion Technology” licensed to King under this Agreement.

(e) License to Acura. King hereby grants to Acura a fully paid-up, non-exclusive license under King Sole Inventions relating to any Product or the Aversion Technology to develop, manufacture, use, sell, offer for sale and import products including Products (i) outside the Territory and (ii) inside the Territory outside the Field, including the right to grant sublicenses.
[***Confidential treatment requested pursuant to a request for confidential treatment filed with the
  Securities and Exchange Commission. Omitted portions have been separately filed with the Commission.]

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(f) Inventorship. For purposes of determining whether an invention is an Acura Sole Invention, a King Sole Invention or a Joint Invention, questions of inventorship shall be resolved in accordance with United States patent laws. Each Party agrees promptly to provide to the other Party a complete written disclosure of any Acura Sole Inventions, King Sole Inventions and Joint Inventions, as applicable, made by such Party.

11.2 Prosecution and Maintenance of Patent Rights.

(a) Aversion Patent Rights. Acura shall be solely responsible for the filing, prosecution and maintenance of the Aversion Patent Rights; provided, however:

(i) Acura shall not allow any Aversion Patent Rights to lapse or become abandoned and/or to disclaim or concede priority with respect to any invention disclosed or claimed in the Aversion Patent Rights claiming a Product or Aversion Composition without obtaining the prior written consent of King and such consent not shall not be unreasonably withheld.

(ii) Acura shall have full responsibility for, and shall control the preparation and prosecution of, all patent applications and the maintenance of all Aversion Patent Rights. Acura undertakes to maintain all Aversion Patent Rights during the term of this Agreement.

(iii) Acura shall promptly provide copies to King of any filings made to, and any material written communications received from, any patent office relating, in whole or in part, to any Aversion Patent Rights. Acura shall give reasonable consideration to any comments that may be made by King relating to the prosecution or maintenance of the Aversion Patent Rights.

(iv) Acura shall be responsible for its costs and expenses in preparing, filing, prosecuting and/or maintaining the Aversion Patent Rights covering Products in the Territory.

(b) Other Patent Rights. Subject to Sections 11.2(a) and 11.1(c):

(i) Each Party shall have full responsibility for, and shall control the preparation and prosecution of, all patent applications and the maintenance of all patents relating to the inventions owned solely by it (including the Patents) in the Territory. Each Party shall pay all costs and expenses of filing, prosecuting and maintaining such patent applications and patents relating to inventions solely owned by it. Acura shall pay all costs and expenses of filing, prosecuting and maintaining such patent applications and patents relating to Joint Inventions.

(ii) Acura shall determine whether any Acura Sole Invention or Joint Invention is patentable, and if so, shall proceed with the preparation and prosecution of a patent application covering any such Acura Sole Invention or Joint Invention. King shall determine whether any King Sole Invention is patentable, and if so, shall proceed with the preparation and prosecution of a patent application covering any such King Sole Invention.
[***Confidential treatment requested pursuant to a request for confidential treatment filed with the
  Securities and Exchange Commission. Omitted portions have been separately filed with the Commission.]

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(iii) With respect to any King Sole Inventions and Joint Inventions: (A) each Party shall promptly provide copies to the other Party of any filings made to, and any written communications received from, any patent office relating, in whole or in part, to patent applications covering King Sole Inventions or Joint Inventions, or patents granted thereon, reasonably in advance of the relevant proposed filing or response date; and (B) Acura and its selected patent counsel and King and its selected patent counsel shall give reasonable consideration to any comments that may be made by the other Party reasonably in advance of any proposed filing or response date relating to the filing and prosecution of such patent applications or the maintenance of patents granted thereon.

(c) Cooperation. Each Party agrees to cooperate with the other Party with respect to the preparation, filing, prosecution and maintenance of the Aversion Patent Rights pursuant to this Section 11.2.

11.3 Third Party Infringement.

(a) Notice. Each Party shall promptly report in writing to the other Party during the Term any known (i) infringement of any of the Aversion Patent Rights or (ii) unauthorized use of any of the Aversion Technology of which such Party becomes aware, in the case of either clause (i) or clause (ii) involving the Development, manufacture or Commercialization by a Third Party of a competing product including [***] or a pharmaceutically acceptable salt thereof, or a [***] (or a pharmaceutically acceptable salt of thereof) being Developed or Commercialized in a Future Product with respect to which King has exercised its Future Product Option (a “Competitive Infringement”) in the Territory, and shall provide the other Party with all available evidence supporting such known infringement or unauthorized use.

(b) Initial Right to Enforce. Subject to Section 11.3(c), Acura shall have the first right (but not the obligation) to initiate a suit or take other appropriate action that it believes is reasonably required to protect (i.e., prevent or abate actual or threatened infringement or misappropriation of) or otherwise enforce the Aversion Patent Rights in the Territory; provided, however, that King shall have the first right (but not the obligation) to initiate a suit or take other appropriate action that King believes is reasonably required to enforce claims in the Aversion Patent Rights against any Third Party Developing or Commercializing a product that is (i) [***] or a pharmaceutically acceptable salt thereof and the Aversion Composition, or (ii) the same [***] (or a pharmaceutically acceptable salt thereof) in a Future Product with respect to which King has exercised a Future Product Option and the Aversion Composition. In the event that Acura does not pursue an enforcement action within a period of sixty (60) days following reasonable notification of the Competitive Infringement of the Aversion Technology, then King shall have the right to bring such action. In the event that King does not pursue an enforcement action within a period of sixty (60) days following reasonable notification of the Competitive Infringement of the Aversion Patent Rights for which King has the first right, then Acura shall have the right to bring such action at its own expense.
[***Confidential treatment requested pursuant to a request for confidential treatment filed with the
  Securities and Exchange Commission. Omitted portions have been separately filed with the Commission.]

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(c) Hatch-Waxman Certification. Notwithstanding anything else to the contrary in this Agreement, King shall have the first right (but not obligation) to initiate and maintain a suit and take other appropriate action that it believes is reasonably required to protect a Product, the Aversion Technology and/or otherwise enforce the Aversion Patent Rights in the Territory against any Third Party filing a Hatch-Waxman Certification under the U.S. Drug Price Competition Act and Patent Term Restoration Act of 1984 or any amendment or reenactment thereof during any period which may result in an automatic stay or a stay by operation of law of any regulatory approval for such Third Party.

(d) Conduct of Certain Actions; Costs. The Party initiating suit shall have the sole and exclusive right to select its counsel for any suit initiated by it pursuant to Section 11.3(b) or (c). If required under applicable law in order for the initiating Party to initiate and/or maintain such suit, the other Party shall join as a party to the suit. Such other Party shall offer reasonable assistance to the initiating Party in connection therewith at no charge to the initiating Party except for reimbursement of reasonable out-of-pocket expenses incurred in rendering such assistance. The initiating Party shall assume and pay all of its own out-of-pocket costs incurred in connection with any litigation or proceedings initiated by it pursuant to Section 11.3(b) or (c), including the fees and expenses of the counsel selected by it. The other Party shall have the right to participate and be represented in any such suit that is based on a Competitive Infringement by its own counsel at its own expense.

(e) Recoveries. With respect to any suit or action referred to in Section 11.3(b), any recovery obtained as a result of any such proceeding, by settlement or otherwise, shall be applied in the following order of priority:

(i) first, the Parties shall be reimbursed pro-rata for all costs incurred in connection with such proceeding paid by the Parties and not otherwise recovered; and

(ii) second, any remainder shall be paid to the Party that initiated such suit or action.

11.4 Patent Invalidity Claim. Subject to Section 11.3(c), if a Third Party at any time asserts a claim that any Aversion Patent Rights are invalid or otherwise unenforceable (an “Invalidity Claim”), control of the response to such Invalidity Claim in the Territory shall, as between the Parties, be determined in the same manner as enforcement rights with respect to such Aversion Patent Rights are determined pursuant to Section 11.3(b). Neither Party shall settle or compromise any Invalidity Claim without the consent of the other Party, which consent shall not be unreasonably withheld. If an Invalidity Claim arises in connection with a suit or action referred to in Section 11.3(b), the Parties shall confer with one another regarding the appropriateness of having the Party that is controlling such suit or action in accordance with Section 11.3(b) continue to control such suit or action and the sharing of cost and expenses with respect to such suit or action; provided that in the absence of any agreement by the Parties to the contrary, control of the Invalidity Claim shall remain with the same Party, and the costs and expenses of responding to the Invalidity Claim shall be borne by the Parties in accordance with Section 11.3(d). If the Invalidity Claim does not arise in connection with a suit or action referred to in Section 11.3(b), the costs and expenses of responding to the Invalidity Claim shall be borne by the Party that controlled such response.
[***Confidential treatment requested pursuant to a request for confidential treatment filed with the
  Securities and Exchange Commission. Omitted portions have been separately filed with the Commission.]

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11.5 Claimed Infringement. In the event that a Party becomes aware of any Claim that the practice by either Party of Aversion Technology in the Development, manufacture or Commercialization of a Product infringes the intellectual property rights of any Third Party, such Party shall promptly notify the other Party. In any such instance, the Parties shall cooperate with one another. Each Party shall provide to the other Party copies of any notices it receives from Third Parties regarding any patent nullity actions, any declaratory judgment actions and any alleged infringement or misappropriation of Third Party intellectual property relating to the Development, manufacture or Commercialization of a Product. Such notices shall be provided promptly, but in no event after more than ten (10) days following receipt thereof. Notwithstanding anything else to contrary under this Agreement, and without limiting any right or remedy King may otherwise have under this Agreement or at law or in equity: (a) King shall, after consulting with Acura, have the right (but not the obligation) to enter into intellectual property license agreements with such Third Parties as King reasonably believes to be necessary to avoid or settle allegations or claims regarding freedom to operate (other than for trademarks or copyrights) against a Product (other than the [***] formulation characteristics or technology of a Product) by such Third Party against either Party to this Agreement and (b) King may deduct from and set off against any royalties owed to Acura hereunder fifty percent (50%) of any royalties and other license payments paid under such license agreements to such Third Parties, up to a maximum amount such that the resulting royalties shall not be less than eighty percent (80%) of what would otherwise be payable to Acura hereunder at the Applicable Royalty Rate (for example, when the Applicable Royalty Rate is 5%, then deductions pursuant to this Section 11.5 shall not reduce the Applicable Royalty Rate payable to Acura below 4%, or for example if the Applicable Royalty Rate is 20%, then deductions pursuant to this Section 11.5 shall not reduce the Applicable Royalty Rate below 16%.

11.6 Patent Term Extensions. The Parties shall cooperate, if necessary and appropriate, with each other in gaining patent term extension wherever applicable to Aversion Patent Rights in the Territory that Cover Products. The Parties shall, if necessary and appropriate, use reasonable efforts to agree upon a joint strategy relating to patent term extensions, but, in the absence of mutual agreement with respect to any extension issue in the Territory, if Acura does not wish to file for an extension of an Aversion Patent Right in the Territory that Covers a Product, then Acura shall timely let King know sufficiently in advance so as to permit King to request Acura to file for such extension, in which case, Acura shall file such extension at King’s expense.

11.7 Patent Marking. King agrees to comply with the patent marking statutes in each country in the Territory in which Products are sold by King, its Affiliates and/or its sublicensees.

11.8 Trademarks.
[***Confidential treatment requested pursuant to a request for confidential treatment filed with the
  Securities and Exchange Commission. Omitted portions have been separately filed with the Commission.]

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(a) General. At King’s option, the Products may (but shall not required to) be Commercialized in the Territory under the Trademarks.

(b) Non-Use of Similar Marks. Notwithstanding any other provision in this Agreement, during the Term, neither Party nor its Affiliates shall market, promote, sell and/or distribute any product (other than the Products) under the Trademarks or any substantially similar trade names or trademarks.

(c) Trademark Filing and Expenses. Acura shall be solely responsible for the filing and maintenance of the Trademarks in the Territory and all costs and expenses related thereto.

(d) Trademark Infringement.

(i) With respect to any and all claims instituted by Third Parties against Acura or King or any of their respective Affiliates for trademark infringement involving the use, sale, license or marketing of the Products (each, a “Trademark Infringement Claim”), King shall be solely responsible for any and all losses arising out of or resulting from such Trademark Infringement Claims. Acura shall assist King and cooperate in the defense and settlement of such Trademark Infringement Claims at King’s request.

(ii) In the event that a Party becomes aware of actual or threatened infringement of the Trademark, that Party shall promptly notify the other Party in writing (a “Trademark Infringement Notice”). Acura shall have the right, but not the obligation, to bring an action with respect to such infringement against any Third Party for infringement of the Trademark. In the event that Acura does not pursue an enforcement action within a period of sixty (60) days following the Trademark Infringement Notice, then King shall have the right to bring such action at its own cost. If King is not recognized by the applicable court or other relevant body as having the requisite standing to pursue such action, then King may join Acura as party-plaintiff. If Acura elects to pursue such infringement action, King may (i) elect to participate in such action, in which case King shall bear one-half of the out-of-pocket costs and expenses of the action (including court costs, reasonable fees of attorneys, accountants and other experts and other expenses of litigation or proceedings) and shall share any recovery in such amount as the greater of (a) their costs for such action and (b) in proportion to their actual damages, or (ii) elect not to participate in such action, in which case King shall have no obligation to pay for any of the costs or expenses of the action and shall not receive any portion of any recoveries and Acura shall bear all costs and expenses of the action and retain all recoveries.

ARTICLE 12

CONFIDENTIAL INFORMATION

12.1 Treatment of Confidential Information. In carrying out its obligations under this Agreement, each Party will be sharing confidential and proprietary data and information (“Confidential Information”) with the other Party.  Except as expressly permitted by this Agreement, each Party shall, and shall cause its Affiliates to, treat Confidential Information received from the other Party (the “Disclosing Party”) or its Affiliates as it treats its own proprietary information of like nature and importance. During the Term and for a period of five (5) years thereafter, the Party in receipt of the Disclosing Party’s Confidential Information (the “Receiving Party”) shall not disclose, divulge or otherwise communicate such Confidential Information to any Third Party, or use it for any purpose except pursuant to and in order to carry out its obligations under this Agreement. Notwithstanding the foregoing, the Receiving Party may disclose Confidential Information of the Disclosing Party to the Receiving Party’s directors, officers, employees, Affiliates, consultants, subcontractors, sublicensees or agents to the extent reasonably necessary to carry out its obligations under this Agreement, provided that such directors, officers, employees, Affiliates, consultants, subcontractors, sublicensees or agents have been advised of the confidential nature of such information and have agreed to maintain such information as confidential to the same extent required by this Article 12.
[***Confidential treatment requested pursuant to a request for confidential treatment filed with the
  Securities and Exchange Commission. Omitted portions have been separately filed with the Commission.]

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12.2 Exceptions to Definition of Confidential Information. Confidential Information shall not include information that the Receiving Party can demonstrate:

(a) was known by the Receiving Party or its Affiliates prior to the date it was disclosed to the Receiving Party or its Affiliates by the Disclosing Party or its Affiliates, as evidenced by the prior written records of the Receiving Party or its Affiliates;

(b) is lawfully disclosed to the Receiving Party or its Affiliates by a Third Party rightfully in possession of such information, either before or after the date of the disclosure to the Receiving Party or its Affiliates;

(c) becomes generally known to the public through no act or omission on the part of the Receiving Party or its Affiliates, either before or after the date of the disclosure to the Receiving Party or its Affiliates;

(d) is independently developed by the Receiving Party or its Affiliates without reference to or reliance upon any Confidential Information of the Disclosing Party or its Affiliates; or

(e) is required to be disclosed by the Receiving Party or its Affiliates pursuant to a judicial or governmental order, provided that the Receiving Party gives the Disclosing Party sufficient notice to permit Disclosing Party to seek a protective order or other similar order with respect to such Information.

12.3 Exceptions. The restrictions set forth in this Article 12 shall not prevent either Party from (i) disclosing Confidential Information in connection with preparing, filing, prosecuting or maintaining the Aversion Patent Rights covering a Product in accordance with Article 11, (ii) disclosing Confidential Information to governmental agencies to the extent required or desirable to obtain a Regulatory Approval, (iii) disclosing Confidential Information to potential private investors (under a confidentiality agreement at least as restrictive as the provisions of this Article 12) in connection with fundraising activities, (iv) disclosing Confidential Information to underwriters and financial advisors (under an obligation of confidentiality) in connection with the public offering of securities, or (v) disclosing Confidential Information that is reasonably determined is required to be disclosed by the Receiving Party (to comply with applicable securities or other laws) to public investors or governmental agencies in connection with the public offering of securities, provided that in all of the above cases, the Party disclosing Confidential Information of the Disclosing Party shall use all reasonable efforts to provide prior written notice of such disclosure to the Disclosing Party and to take reasonable and lawful actions to avoid or limit such disclosure or to assist the Disclosing Party in avoiding or limiting such disclosure. Further, either Party may also disclose the existence and terms of this Agreement to its attorneys and advisors, to potential acquirors in connection with a potential Change of Control or Sale of the Field Business and to existing and potential investors or lenders of such Party, as a part of their due diligence investigations, or to potential permitted assignees, in each case under an agreement to keep the terms of this Agreement confidential under terms of confidentiality and non-use substantially similar to the terms contained in this Agreement.
[***Confidential treatment requested pursuant to a request for confidential treatment filed with the
  Securities and Exchange Commission. Omitted portions have been separately filed with the Commission.]

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12.4 Previous Confidentiality Agreement. Notwithstanding anything contained herein to the contrary, that certain Confidentiality Agreement, dated as of October 12, 2006, by and between the Parties shall remain in full force and effect as to the information disclosed between the Parties prior to the date hereof.

12.5 Publications. Subject to Section 12.6 and except as required pursuant to law or regulation, the following provisions shall apply to the Parties with respect to all publications, presentations and other public disseminations of any information relating to Products or to Development, manufacturing, or Commercialization performed pursuant to the Agreement:

(a) The Party desiring to publish, present or otherwise publicly disseminate such information (the “Publishing Party”) shall provide the other Party with a copy of any proposed publication, presentation or other public dissemination at least forty-five (45) days prior to submission for publication, presentation or other public dissemination so as to provide such other Party an opportunity to recommend any changes it reasonably believes are necessary to preserve the Confidential Information belonging in whole or in part to such other Party or to preserve such other Party’s ability to obtain a patent or patents Covering any invention. The incorporation of such recommended changes shall not be unreasonably refused.

(b) If such other Party provides written notice (“Notice”) to the Publishing Party within thirty (30) days of receipt of the copy of the proposed publication, presentation or other public dissemination that such publication, presentation or other public dissemination in its reasonable judgment (i) discloses information about an invention for which the other Party desires patent protection or (ii) discloses Confidential Information of the other Party, the Publishing Party shall prevent such publication or delay such publication, presentation or other dissemination until the Parties have agreed on mutually acceptable modifications thereto so as not to prejudice the other Party’s right to obtain a patent and not to disclose the other Party’s Confidential Information. In the case of inventions, a delay shall be for a period reasonably sufficient to permit the timely preparation and filing of a patent application(s).

12.6 Publicity. The Parties agree that the public announcement of the execution of this Agreement shall be substantially in the form of the press release attached as Schedule 12.6 (the “Joint Press Release”). Neither Party shall issue any other news release or make any other public announcement, written or oral, relating to this Agreement, including its terms, or the Products or potential Future Products, without the prior approval of the other Party, except solely to the extent a Party is advised by its legal counsel that the same is required by law or as otherwise permitted pursuant to Section 12.3; provided, however, the contents of any such announcement or similar publicity that has been previously reviewed and approved by the reviewing Party can be re-released by either Party without a requirement for re-approval. Each Party shall limit public disclosure of the financial terms set forth in this Agreement to the minimum extent required by law (by, for example, requesting confidential treatment of such terms in documents required to be filed with the US Securities and Exchange Commission); provided, however, the Parties may, after any required public disclosure for compliance with any applicable law, including securities laws, reference such financial terms in news releases or oral statements without seeking approval from the other Party.
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ARTICLE 13

COVENANTS, REPRESENTATIONS AND WARRANTIES

13.1 Covenants Not to Compete.

(a) Acura’s Covenant.

(i) Subject to Section 16.7(a), for a period beginning on the Effective Date and ending one (1) year after the expiration or termination of this Agreement with respect to both Product A and Product B, neither Acura nor its Affiliates shall, directly or indirectly: (A) Commercialize any [***] products in the Territory containing orally administered oxycodone HCl or a pharmaceutically acceptable salt thereof, [***] and/or the Aversion Composition, or (B) grant any right to a Third Party to Commercialize any such product in the Territory.

(ii) Subject to Section 16.7(a), for a period beginning on the Effective Date and continuing until the later of (x) the expiration of the Future Products Option Term and (y) one (1) year after the expiration or termination of this Agreement with respect to a Future Product for which King has exercised its Future Product Option pursuant to Section 2.1(e), neither Acura nor its Affiliates shall directly or indirectly, (A) Commercialize any products in the Territory containing a [***] that is in such Future Product for which King has exercised its Future Product Option pursuant to Section 2.1(e) and Section 8.6 or a pharmaceutically acceptable salt of such [***] and/or the Aversion Composition, or (B) grant any right to a Third Party to Commercialize such product in the Territory.

(iii) In the event of (a) a Change of Control of Acura, or (b) Acura entering into a license, asset or company acquisition, merger, joint venture, partnership or other business transaction or combination with a Third Party, in each case where at the time of the consummation of any such transaction the Third Party is developing, manufacturing or commercializing (or has licensed as licensor or has any such rights to engage in such activities, or is receiving royalties or other licensing compensation in respect of) an orally administered oxycodone HCl-containing product or any [***]-containing product in the Territory, pursuant to an FDA approved NDA or ANDA (so long as such product represents less than fifty percent (50%) of the net present value of such transaction as set forth in Acura’s final presentation to its board of directors seeking corporate approval for such transaction), the covenants in Section 13.1(a)(i) and Section 13.1(a)(ii), as applicable, shall not apply to such product, but shall continue in all other respects pursuant to their terms.
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(b) King’s Covenant.

(i) Subject to Section 16.7(a), for a period beginning on the Effective Date and ending one (1) year after the expiration or termination of this Agreement with respect to a Product containing any [***] neither King nor its Affiliates shall Commercialize any orally administered [***] containing any such [***] as contained in such Product pursuant to an FDA approved NDA or ANDA, except as contemplated by this Agreement (“King’s Covenant”); provided, however, King’s Covenant shall automatically terminate for a [***] contained in a potential Future Product if King does not exercise the Future Products Option with respect to such potential Future Product and King may at its election be relieved of such covenant with respect to [***] and [***] if Acura has not completed Proof of Concept of Product C or Product D, as applicable, within [***] after the Effective Date. In the event that King so elects to be relieved of such covenant, Acura shall no longer be required to offer King the Future Products Option with respect to Product C or Product D, as applicable.

(ii) In the event of (a) a Change of Control of King, (b) a Sale of the Field Business to a Third Party or (c) King entering into a license, asset or company acquisition, merger, joint venture, partnership or other business transaction or combination with a Third Party, in each case where at the time of the consummation of any such transaction the Third Party is developing, manufacturing or commercializing (or has licensed as licensor or has any such rights to engage in such activities, or is receiving royalties or other licensing compensation in respect of) an [***]-containing product in the Territory pursuant to an FDA approved NDA or ANDA that would otherwise be the subject of the King’s Covenant, King’s Covenant shall not apply to such product so long as such product represents less than fifty percent (50%) of the net present value of such transaction as set forth in King’s final presentation to its board of directors seeking corporate approval for such transaction.

13.2 Mutual Representations and Warranties. Each Party warrants and represents to the other Party on the Execution Date that:

(a) Authority. It has the full right and authority to enter into this Agreement and that it is not aware of any impediment that would inhibit its ability to perform the obligations imposed on it by this Agreement.

(b) Corporate Action. All corporate action on the part of such Party, its officers, directors and stockholders necessary for (i) the authorization, execution and delivery of this Agreement and (ii) the performance of all obligations of such Party hereunder has been taken, and this Agreement constitutes the legal and binding obligation of such Party, enforceable against such Party in accordance with its terms.

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(c) Execution. The execution of this Agreement and the performance of the transactions contemplated by this Agreement by such Party will not conflict with or result in a breach of any of the terms, conditions or provisions of, or constitute a default under any agreement or other instrument to which such Party is a party or by which it or any of its property is bound.

13.3 Additional Representations of Acura. In addition, Acura warrants and represents to King on the Execution Date that:

(a) No Inconsistent Grants. There is no Third Party license agreement in effect as of the Execution Date which is inconsistent with the rights and licenses granted to King under Article 2.

(b) Authority to Grant License. Acura has the full right, power and authority to grant, has been granted any required consents, and is not prohibited by the terms of any agreement to which it is a party from granting, the licenses granted to King under Article 2.

(c) Confidentiality. To Acura’s knowledge, the material know-how within the Aversion Technology existing at the Execution Date has been kept confidential or has been disclosed to Third Parties only under terms of confidentiality, except where the failure to keep such know-how confidential will not have a material effect on Development or Commercialization of Products in the Territory in the Field.

(d) Development and Manufacture In Compliance With Laws. The Development and manufacture of Products have been conducted by Acura and its Affiliates and, to Acura’s knowledge, its subcontractors, in compliance (in all material respects) with all applicable laws. Neither Acura nor its Affiliates, nor to Acura’s knowledge, its subcontractors, have received any notice in writing that any of the regulatory authorizations relating to any Product are not currently in good standing with any governmental authority. Except as would not have a material adverse effect on Product A or King’s rights under this Agreement, neither Acura nor its Affiliates has knowledge of any facts, which have, or reasonably should have, led Acura to believe that any of the regulatory authorizations relating to Product A are not currently in good standing with any governmental authority.

(e) Testing. Except as would not have a material adverse effect on the Products or King’s rights under this Agreement, all testing, research and development by Acura and its Affiliates have been conducted in compliance with cGCP and/or cGLP and/or cGMP, as applicable, and required at the time such activity was performed.

(f) Regulatory Authority. Except as would not have a material adverse effect on the Products or King’s rights under this Agreement, there are no inquiries, actions or other proceedings pending before or, to Acura’s knowledge, threatened by any governmental authority with respect to Products, and neither Acura nor its Affiliates has received written notice threatening any such inquiry, action or other proceeding.
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(g) Documents Have Been Provided. Acura has, up to and including the Execution Date, made available for King’s review, to the extent in Acura’s possession, (a) reports of FDA Form 483 inspection observations for the prior two years, (b) establishment inspection reports for the prior two years, (c) warning letters for the prior two years, (d) for the prior two years, other documents that assert ongoing lack of compliance in any material respect with any applicable laws, in each case, to the extent received by Acura or any of its Affiliates and relating to Products, (e) preclinical and clinical study reports for Products, (f) any material communications to or from any governmental authority with respect to Products, NDA submissions, and any minutes of meetings and telephone conferences, (g) any governmental authority requests for data and studies on Products, and (h) NDA safety reports with respect to Products, that are material to assessing Acura’s or any of its Affiliates’ compliance with the Federal Food, Drug and Cosmetic Act. Acura has not, up through and including the Execution Date, withheld from or omitted to provide or make available any material information to King requested by King in connection with King’s due diligence relating to the Product, Aversion Technology, the Trademark, this Agreement and the underlying transaction contemplated hereby.  To the best of Acura’s knowledge, information related to Products, Aversion Technology and the Trademark that Acura has provided, or made available, to King in connection with King’s due diligence prior to the Execution Date is complete and accurate in all material respects.

(h) Intellectual Property.

(i) Schedule 1.9 sets forth a list of all Aversion Patent Rights.

(ii) Acura has been assigned and owns all right, title and interest of each inventor listed for each item listed on Schedule 1.9, free and clear of liens other than Existing Liens.

(iii) All former and current employees of Acura have executed written agreements prohibiting disclosure of confidential information and assigning to Acura, all rights to any inventions relating to Aversion Technology made during their employment with Acura.

(iv) Acura has taken commercially reasonable precautions to protect the secrecy of its trade secrets.

(v) Acura has not been alleged to infringe any intellectual property right of any Third Party and there is no claim or action pending or, to Acura’s knowledge, threatened, alleging any such infringement.

(vi) To Acura’s knowledge, the making, using or selling of the Product or the Aversion Composition does not infringe any valid claim in a granted patent owned by a Third Party.

(vii) (a) Acura is not aware of any Third Party, or any Acura (or any of its Affiliate’s) employee that has any claim of ownership with respect to Aversion Technology or the Trademarks existing as of the Execution Date; (b) there is no court order or settlement agreement, consent agreement or other undertaking entered into by Acura that would restrict the form or manner in which King may use or display Trademarks under this Agreement; (c) with regard to the Aversion Technology existing as of the Execution Date, no Third Party claim contesting the validity, enforceability, use or ownership of the Aversion Technology has been made (or threatened in writing) and is currently outstanding; (d) Acura has not received any notices of, nor is it aware of any facts which would indicate a reasonable likelihood of, any infringement or misappropriation by any Third Party of the Aversion Patent Rights existing as of the Execution Date; and (e) Acura has not received any notices, demands or requests that, and Acura has not engaged in any discussions with any Third Party that, Acura license rights to any intellectual property owned or controlled by any Third Party relating to the making, using or selling of the Product or the Aversion Composition.
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(i) Contracts. The written contracts with CEDRA for [***] are the only written contracts, commitments or agreements to which Acura is a party that (1) require Acura to expend more than [***] in a Calendar Year and (2) are material to the Products in the Territory (the “Material Contracts”). To Acura’s knowledge, (i) Acura is not (with or without the lapse of time or the giving of notice, or both) in material breach or default under any Material Contract and (ii) no party to any Material Contract is (with or without the lapse of time or the giving of notice, or both) in material breach or default in any respect thereunder.

13.4 Additional Representation of King. In addition, King warrants and represents to Acura that prior to the Execution Date, King has conducted due diligence and has reviewed all documents relating to the Products, potential Future Products, Aversion Technology, and other information related to the transaction set forth in this Agreement and the underlying transaction hereby as has been provided or made available to King by Acura.

13.5 Disclaimer of Warranty. EXCEPT FOR THE EXPRESS WARRANTIES SET FORTH IN ARTICLE 13, NEITHER PARTY MAKES ANY REPRESENTATIONS AND GRANTS NO WARRANTIES, EXPRESS OR IMPLIED, EITHER IN FACT OR BY OPERATION OF LAW, BY STATUTE OR OTHERWISE, AND EACH PARTY SPECIFICALLY DISCLAIMS ANY OTHER REPRESENTATIONS AND WARRANTIES, WHETHER WRITTEN OR ORAL, EXPRESS, STATUTORY OR IMPLIED, INCLUDING ANY WARRANTY OF QUALITY, MERCHANTABILITY OR FITNESS FOR A PARTICULAR USE OR PURPOSE OR ANY WARRANTY AS TO THE VALIDITY OF ANY PATENT RIGHTS OR THE NON-INFRINGEMENT OF ANY INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES.

13.6 Conditions Precedent. This Agreement shall not become effective until each of the following events have occurred:

(a) The expiration or termination of the applicable waiting period under the HSR Act; and

(b) The completion and official closing of any government investigations opened by means of a second request or otherwise in relation to the HSR Act (if any).
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13.7 Existing Liens; Negative Pledge. Simultaneous with the payment by King of the payment set forth in Section 8.1, Acura, on the Effective Date, shall fully and completely satisfy Acura’s debts and obligations under the Acura Loan Agreements. Immediately following the Effective Date, Acura shall cause each Existing Lien, and the security interest evidenced thereby, to be terminated, including filing of UCC-3 termination statements with respect to such Existing Liens. As of the Execution Date, Acura represents and warrants that there are no liens or claims (other than the Existing Liens) currently existing on or to any Aversion Technology (including any liens or claims on or to rights to sue for past, present and future infringements thereof, any licenses, claims, damages, and proceeds of suit arising therefrom, or any payments or rights to payments arising out of the sale, lease, license, assignment, or other disposition thereof), any additions to, and substitutions for, any or all of the foregoing or any “proceeds” (as defined in Article 9 of the Uniform Commercial Code) of any or all of foregoing that could reasonably be expected to adversely affect King’s benefits and rights under this Agreement. Other than such liens and claims created in connection with a financing or royalty monetization or assignment transaction undertaken by Acura after the Effective Date (which liens and claims shall be subject to, and not take priority over, the license rights granted to King in and to the Aversion Technology hereunder), Acura (x) will not create, incur, or permit to exist on or to any Aversion Technology, (y) will defend such Aversion Technology against, and (z) will take such other action as is necessary to remove in respect to such Aversion Technology, any lien or claim, other than the liens or claims created hereby.

13.8 Efforts to Satisfy Conditions. Notwithstanding the need to satisfy the conditions identified under Section 13.6 in order for this Agreement to become effective, each of the Parties agrees to use its diligent, commercially reasonable efforts to close the transactions contemplated by this Agreement in order for each of the conditions set forth in Section 13.6 to become satisfied as soon as reasonably possible.

ARTICLE 14

INDEMNIFICATION AND INSURANCE

14.1 By Acura. Acura shall defend, indemnify and hold harmless King and its Affiliates and each of their officers, directors, shareholders, employees, successors and assigns (collectively, “King Indemnitees”) from and against all claims, charges, complaints, actions, suits, proceedings, hearings, investigations and demands (“Claims”) of Third Parties, and all associated Losses, to the extent arising out of (a) the Development, use, manufacture or Commercialization of Products outside the Territory by or under authority of Acura (other than by King, its Affiliates or sublicensees pursuant to the licenses granted hereunder), (b) the Development, use, manufacture or Commercialization by or under authority of Acura (other than by King, its Affiliates or sublicensees pursuant to the licenses granted hereunder) of any products with respect to which Acura has exercised any rights under Section 5.3(a), (c) any breach by Acura of any representation, warranty, covenant or obligation given in this Agreement, or (d) the gross negligence or willful misconduct of Acura in the performance of its obligations hereunder; provided, however, that in all cases referred to in this Section 14.1, Acura shall not be liable to indemnify any King Indemnitee for any Losses to the extent that King is obligated to indemnify an Acura Indemnitee for such Losses pursuant to Section 14.2.

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14.2 By King. King shall defend, indemnify and hold harmless Acura and its Affiliates and each of their officers, directors, shareholders, employees, successors and assigns (collectively, “Acura Indemnitees”) from and against all Claims of Third Parties, and all associated Losses, to the extent arising out of (a) the Development, use, manufacture or Commercialization of Products in the Territory, (b) the Development, use or manufacture by King or its Affiliates or permitted sublicensees of Products outside the Territory, (c) any breach by King or any of its Affiliates of any representation or warranty, covenant, or obligation given in this Agreement or (d) the gross negligence or willful misconduct of King or any of its Affiliates in the performance of its obligations hereunder; provided, however, that in all cases referred to in this Section 14.2, King shall not be liable to indemnify any Acura Indemnitee for any Losses to the extent that Acura is obligated to indemnify a King Indemnitee for such Losses pursuant to Section 14.1.

14.3 Procedure for Indemnification.

(a) Notice. Each Party will notify promptly the other if it becomes aware of a Claim (actual or potential) by any Third Party (a “Third Party Claim”) for which indemnification may be sought by that Party and will give such information with respect thereto as the other Party shall reasonably request. If any proceeding (including any governmental investigation) is instituted involving any Party for which such Party may seek an indemnity under Section 14.1 or Section 14.2 (the “Indemnified Party”), the Indemnified Party shall not make any admission or statement concerning such Third Party Claim, but shall promptly notify the other Party (the “Indemnifying Party”) orally and in writing and the Indemnifying Party and Indemnified Party shall meet to discuss how to respond to any Third Party Claims that are the subject matter of such proceeding. The Indemnifying Party shall not be obligated to indemnify the Indemnified Party to the extent any admission or statement made by the Indemnified Party or any failure by such Party to notify the Indemnifying Party of the Claim materially prejudices the defense of such Claim.

(b) Defense of Claim. The following provisions shall apply to any Claim to which a Party is entitled to indemnification from the other Party under this Article 14. If the Indemnifying Party elects to defend or, if local procedural rules or laws do not permit the same, elects to control the defense of a Third Party Claim, it shall be entitled to do so provided it gives notice to the Indemnified Party of its intention to do so within forty-five (45) days after the receipt of the written notice from the Indemnified Party of the potentially indemnifiable Third Party Claim (the “Litigation Condition”). Subject to compliance with the Litigation Condition, the Indemnifying Party shall retain counsel reasonably acceptable to the Indemnified Party (such acceptance not to be unreasonably withheld, refused, conditioned or delayed) to represent the Indemnified Party and shall pay the fees and expenses of such counsel related to such proceeding. In any such proceeding, the Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of the Indemnified Party. The Indemnified Party shall not settle any Claim for which it is seeking indemnification without the prior consent of the Indemnifying Party which consent shall not be unreasonably withheld, refused, conditioned or delayed. The Indemnified Party shall, if requested by the Indemnifying Party, cooperate in all reasonable respects in the defense of such Claim that is being managed and/or controlled by the Indemnifying Party. The Indemnifying Party shall not, without the written consent of the Indemnified Party (which consent shall not be unreasonably withheld, refused, conditioned or delayed), effect any settlement of any pending or threatened proceeding in which the Indemnified Party is, or based on the same set of facts could have been, a party and indemnity could have been sought hereunder by the Indemnified Party, unless such settlement includes an unconditional release of the Indemnified Party from all liability on Claims that are the subject matter of such proceeding. If the Litigation Condition is not met, then neither Party shall have the right to control the defense of such Third Party Claim and the Parties shall cooperate in and be consulted on the material aspects of such defense at each Party’s own expense; provided that if the Indemnifying Party does not satisfy the Litigation Condition, the Indemnifying Party may at any subsequent time during the pendency of the relevant Third Party Claim irrevocably elect, if permitted by local procedural rules or laws, to defend and/or to control the defense of the relevant Third Party Claim so long as the Indemnifying Party also agrees to pay the reasonable fees and costs incurred by the Indemnified Party in relation to the defense of such Third Party Claim from the inception of the Third Party Claim until the date the Indemnifying Party assumes the defense or control thereof.
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14.4 Assumption of Defense. Notwithstanding anything to the contrary contained herein, an Indemnified Party shall be entitled to assume the defense of any Third Party Claim with respect to the Indemnified Party, upon written notice to the Indemnifying Party pursuant to this Section 14.4, in which case the Indemnifying Party shall be relieved of liability under Section 14.1 or Section 14.2, as applicable, solely for such Third Party Claim and related Losses.

14.5 No Consequential or Punitive Damages. NEITHER PARTY HERETO WILL BE LIABLE FOR INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL, EXEMPLARY, PUNITIVE OR MULTIPLE DAMAGES ARISING OUT OF THIS AGREEMENT OR THE EXERCISE OF ITS RIGHTS HEREUNDER, OR FOR LOST PROFITS ARISING FROM OR RELATING TO ANY BREACH OF THIS AGREEMENT, REGARDLESS OF ANY NOTICE OF SUCH DAMAGES. NOTHING IN THIS SECTION 14.5 IS INTENDED TO LIMIT OR RESTRICT THE INDEMNIFICATION RIGHTS OR OBLIGATIONS OF EITHER PARTY PURSUANT TO SECTIONS 14.1 AND 14.2 WITH RESPECT TO THIRD PARTY CLAIMS.

14.6 Insurance. Each Party shall maintain product liability insurance for clinical trials performed by such Party pursuant to this Agreement and King shall also maintain product liability insurance for commercial sales of Products pursuant to this Agreement, in each case to support the indemnity provided to the other Party pursuant to this Agreement, in such amounts customarily maintained with respect to its other products and which is reasonable and customary in the pharmaceutical industry for companies of comparable size and activities. Such insurance policies shall remain in effect throughout the Term and for the period of time for which either Party has indemnification obligations following termination of this Agreement and shall not be cancelled or subject to a reduction of coverage without the prior written authorization of the other Party. Upon request by the other Party, a Party shall furnish certificates of insurance for all of the above noted policies. Each insurance policy that is required under this Section shall be obtained from an insurance carrier with an A.M. Best rating of at least A-VII. King shall be entitled to arrange coverage provided under this Section 14.6 by means of self-insurance and in such event shall promptly notify Acura.
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ARTICLE 15

HSR

15.1 HSR. Promptly following the Execution Date, King (or its Affiliates) and Acura (or its Affiliates) shall use Commercially Reasonable Efforts to take (i) all actions necessary to make the filing required under the HSR Act and (ii) reply at the earliest practicable date to any requests for information received from the Federal Trade Commission (“FTC”) or Antitrust Division of the U.S. Department of Justice (“DoJ”) pursuant to the HSR Act. The Parties shall, to the extent reasonably practicable, consult with one another prior to making any filings, responses to inquiries, or other contacts with the FTC or DoJ concerning the transactions contemplated hereby. Each Party shall bear its own expenses in connection with activities under this Article 15, except that King shall be responsible for the fee due to the FTC in respect of such filing.

ARTICLE 16

TERM AND TERMINATION

16.1 Term. The Term shall commence on the Effective Date and expire, unless earlier terminated upon the mutual written agreement of the Parties or in accordance with the provisions of this Article 16, on the date of expiration of all royalty and other payment obligations (the “Expiration Date”) under this Agreement. Upon the Expiration Date, the licenses granted to King by Acura, shall become fully paid-up and irrevocable, subject to any obligations which have accrued prior to the Expiration Date.

16.2 Termination Prior to Closing. In the event the Effective Date has not occurred prior to [***] either Party may terminate this Agreement in its entirety immediately upon giving notice to the other Party.

16.3 Termination by King. King may at any time after [***] terminate this Agreement in its entirety or with respect to any Product, without cause, by giving Acura after such date no less than twelve (12) months advance written notice of such termination. In addition, King may terminate this Agreement in its entirety if Regulatory Approval of the NDA for Product A is not received prior to [***] (provided such failure to receive Regulatory Approval by such date is not caused by a clearly defined action or omission of King) and such termination shall be effective upon King giving written notice of such termination to Acura following such date. Further, King may terminate this Agreement with respect to a Product with respect to a country if Regulatory Approval for such Product is withdrawn by a Regulatory Authority in such country and such termination shall be effective upon King giving written notice of such termination to Acura following such withdrawal.

16.4 Termination by Acura. Acura may terminate this Agreement with regards to a Product in the United States in the event that such Product is not commercially launched by King, an Affiliate of King, or a sublicensee of King in the United States within one hundred twenty (120) days after receipt of Regulatory Approval of such Product in the United States.
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16.5 Termination for Breach or Bankruptcy.

(a) Each Party (the “Non-Breaching Party”) shall be entitled to terminate this Agreement on a Product-by-Product, country-by-country basis, by written notice to the other Party (the “Breaching Party”) in the event that the Breaching Party is materially in default of any of its material obligations hereunder relating to such Product and such country and fails to remedy such default within sixty (60) days (or, in the case of payment defaults, within thirty (30)) days after provision of written notice thereof by the Non-Breaching Party identifying the alleged breach in reasonable detail.

(b) The effective date of termination of this Agreement under this Section 16.5 for an unremedied material breach of a material obligation shall be the date sixty (60) days (or, in the case of an unremedied payment default, thirty (30) days) after provision of written notice thereof by the Non-Breaching Party.

(c) This Agreement may be terminated by a Party upon written notice to the other in the event that (i) the other Party shall make an assignment for the benefit of its creditors, file a petition in bankruptcy, petition or apply to any tribunal for the appointment of custodian, receiver or any trustee for it or a substantial part of its assets, or shall commence any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect; or (ii) if there shall have been filed against the other Party any such bona fide petition or application, or any such proceeding shall have been commenced against it, in which an order for relief is entered or which remains undismissed for a period of ninety (90) days or more; or (iii) if the other Party by any act or omission shall indicate its consent to, approval of or acquiescence in any such petition, application or proceeding or order for relief or the appointment of a custodian, receiver or trustee for it or any substantial part of its assets, or shall suffer any such custodianship, receivership or trusteeship to continue undischarged for a period of ninety (90) days or more; or (iv) anything analogous to any of the foregoing occurs in any applicable jurisdiction. Termination shall be effective upon the date specified in such notice.

16.6 Patent Challenge. Acura will be permitted to terminate this Agreement by written notice effective upon receipt if King or its Affiliates (other than an Affiliate conducting such action prior to a Change of Control of such Affiliate), directly or indirectly through assistance granted to a Third Party, commence any interference or opposition proceeding, challenge the validity or enforceability of, or oppose any extension of or the grant of a supplementary protection certificate with respect to, any Aversion Patent Rights (each such action, a “Patent Challenge”). King will include provisions in all agreements granting sublicenses of King’s rights hereunder providing that if the sublicensee or its Affiliates undertake a Patent Challenge with respect to any Aversion Patent Rights under which the sublicensee is sublicensed, King will be permitted to terminate such sublicense agreement. If a sublicensee of King (or an Affiliate of such sublicensee) undertakes a Patent Challenge of any such Aversion Patent Right under which such sublicensee is sublicensed, then King upon receipt of notice from Acura of such Patent Challenge will terminate the applicable sublicense agreement. If King fails to so terminate such sublicense agreement, Acura may terminate King’s right to sublicense in the countr(ies) covered by such sublicense agreement and any sublicenses previously granted in such countr(ies) shall automatically terminate. In connection with such sublicense termination, King shall cooperate with Acura’s reasonable requests to cause such a terminated sublicensee to discontinue activities with respect to the Product in such countr(ies).
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16.7 Consequences of Termination.

(a) Termination by either Party under Section 16.2. In the event this Agreement is terminated in its entirety by either Party under Section 16.2, then, notwithstanding Section 16.9, any and all rights, obligations and covenants of the Parties set forth in Article 13 shall terminate in their entirety.

(b) Termination by King at Will or by Acura for King’s Breach or Bankruptcy or a Patent Challenge. Upon any termination of this Agreement by King pursuant to Section 16.3 or by Acura pursuant to Section 16.4, 16.5 or 16.6:

(i) Any and all licenses granted by Acura to King under this Agreement shall terminate in their entirety or with respect to the Product(s) and country(ies) to which the termination relates, as the case may be, on the effective date of such termination, and the licenses granted by King to Acura under this Agreement shall continue;

(ii) King shall, upon Acura’s written request, assign and transfer to Acura, or its Affiliates as requested by Acura, at no expense to Acura or its Affiliates, and free of any liens, pledges, security interests and other financial encumbrances including those incurred in the Commercialization of the Product, all of King’s right, title and interest in and to the trademarks (including any goodwill associated therewith) which are solely used in connection with Commercialization of Product(s) (for the avoidance of doubt, excluding the King housemark as well as any other trademarks used in connection with any other product(s) or in connection with King’s business in the Field generally), any registrations and design patents for any of the foregoing and any internet domain name registrations for such trademarks and slogans, all regulatory filings (such as INDs and NDAs), other Regulatory Approvals, and clinical trial agreements (to the extent assignable and not cancelled) for such Product(s) in such country(ies), and all data, including clinical data, materials and information of any kind or nature whatsoever, in King’s possession or in the possession of its Affiliates or its or their respective agents related to such Product(s) in such country(ies) developed under this Agreement. All such filings, approvals and data transferred to Acura pursuant to this Section 16.7 shall be deemed to be Acura Confidential Information;

(iii) If King is responsible for the commercial supply of Product at the time of termination, then King shall supply, or cause to be supplied, to Acura, upon Acura’s written request, Acura’s or its licensee’s commercial requirements of Product, pursuant to a supply agreement to be negotiated in good faith by the Parties on commercially reasonable terms, provided that (1) any and all or part of King’s remaining supply and inventory of Product shall be provided to Acura at King’s fully burdened cost of goods plus [***] (2) any additional requirements for Product shall be supplied to Acura or its licensee at King’s fully burdened cost of goods plus [***] (3) King’s supply obligation shall not continue for more than twenty-four (24) months after the termination of this Agreement, (4) King shall maintain the same quality and specifications for manufacturing Product as immediately prior to notice of termination, and (5) Acura shall effect a transfer as soon as practicable of Product manufacturing activities from King to another supplier. King shall also provide Acura or its designated supplier, at Acura’s cost, reasonable assistance and cooperation in providing a manufacturing transfer package with the goal of enabling Acura or such designated supplier to manufacture the Product; and
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(iv) Other than in Section 16.7(b)(iii) above, King shall cease Developing, manufacturing, and Commercializing such Products under this Agreement and the licenses granted to King hereunder with respect to such Products shall terminate.

(c) Termination due to Acura’s Breach or Bankruptcy or Termination by Either Party Prior to Closing. Upon any termination of this Agreement by King with respect to a Product or country under Section 16.5(a) or termination of this Agreement in its entirety by King pursuant to Sections 16.5(a) or 16.5(c) or a termination by either Party pursuant to Section 16.2, any and all licenses granted by Acura to King under this Agreement shall terminate in their entirety or with respect to the Product(s) and country(ies) to which the termination relates, as the case may be, on the effective date of such termination.

(d) Royalty and Payment Obligations. Termination of this Agreement by either Party for any reason will not release King from any obligation to pay royalties or milestones or to make any payments to Acura which were accrued prior to the effective date of termination (including for milestone events achieved under Article 8, prior to the date of termination) or that relate to Product(s) or country/countries to which such termination does not relate. However, termination of this Agreement by either Party for any reason will release King from any obligation to pay royalties or make any payments to Acura which would have otherwise become accrued after the effective date of termination (provided that King shall be obligated to pay royalties after the effective date of termination for Products sold prior to such effective date).

(e) Non-Exclusive Remedy for Breach. The provisions of this Section 16.7 are not intended to be exclusive and are without prejudice to the rights of the Parties to seek any other rights and remedies that they may have under this Agreement, at law or in equity or otherwise.

16.8 Bankruptcy. Any licenses or rights granted under or pursuant to this Agreement by Acura to King are, and shall otherwise be deemed to be, for purposes of Section 365(n) of Title 11, US Code (the “Bankruptcy Code”), licenses of rights to “intellectual property” as defined under Section 101(35A) of the Bankruptcy Code. The Parties agree that during the Term, King, as a licensee of rights under this Agreement, shall retain and may fully exercise all of its rights and elections under the Bankruptcy Code, subject to the continued performance of its obligations under this Agreement.

16.9 Survival of Obligations. Subject to Section 16.7(a), Sections 11.1, 11.2, 13.1 (for the periods of time set forth therein), 13.2, 13.3, 13.4, 16.7, 16.8, 16.9 and Articles 10, 12, 14 and 17 and any definitions used in any such Section or Article shall survive the termination of this Agreement in its entirety. Except for obligations which clearly are not intended to continue in respect of a partial termination pursuant to Section 16 (including the applicable diligence obligation), with respect to the country or Product terminated, all obligations in this Agreement shall survive such partial termination.
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ARTICLE 17
MISCELLANEOUS

17.1 Governing Law. This Agreement shall be governed by the laws of the State of New York without regard to its conflict of laws rules or principles.

17.2 Compliance with Law. Each Party hereby covenants and agrees to comply in all material respects with all laws and regulations applicable to its activities in connection with the Development, supply and Commercialization of the Products, including the requirements of the PDM Act, the Controlled Substances Act and any import and export laws and regulations.

17.3 Force Majeure. Neither Party shall be responsible to the other Party for nonperformance or delay in performance of the terms or conditions of this Agreement due to acts of God, acts of governments, war (declared or undeclared), acts of terrorism, riots, strikes, accidents in transportation, or other causes beyond the reasonable control of such Party, but such force majeure shall toll any and all obligations (other than payment obligations) and time periods for so long as such force majeure continues. Upon the occurrence of an event of force majeure, the Party whose performance is affected thereby shall notify the other Party promptly of such event. Upon the cessation of such event, such Party shall take all reasonable steps within its power to resume with the least possible delay compliance with its obligations hereunder.

17.4 Waiver. The waiver by a Party of a breach or a default of any provision of this Agreement by the other Party shall not be construed as a waiver of any subsequent breach of the same or any other provision hereof, nor shall any delay or omission on the part of a Party to exercise or avail itself of any right, power or privilege that it has or may have hereunder operate as a waiver of that or any other right, power or privilege of such Party hereunder.

17.5 Notices. Any notice or other communication required or permitted to be given in connection with this Agreement must be in writing and may be given by any of the following methods: (i) personal delivery with a signed acknowledgement of receipt; (ii) registered or certified mail, postage prepaid, return receipt requested; or (iii) by overnight delivery service with a signed acknowledgement of receipt. Notice shall be effective when delivered to the addressee at the address listed below or such other address as the addressee shall have specified in a written notice actually received by the addresser.

If to Acura:

Acura Pharmaceuticals, Inc.
616 N. North Court, Suite 120
Palatine, IL 60067
Attn: Andrew Reddick, President and CEO

and

Morgan, Lewis & Bockius LLP
502 Carnegie Center
Princeton, NJ 08540
Attn: Randall B. Sunberg

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If to King:

King Pharmaceuticals Research and Development, Inc.
c/o King Pharmaceuticals, Inc.
501 Fifth Street
Bristol, TN 37620
Attn: General Counsel

and

King Pharmaceuticals Research and Development, Inc.
c/o King Pharmaceuticals, Inc.
400 Crossing Blvd
8th Floor
Bridgewater, NJ 08801
Attn: General Counsel

17.6 Relationship of the Parties. The Parties are independent contractors. Nothing herein is intended, or shall be deemed, to constitute a partnership, agency, joint venture or employment relationship between the Parties. Neither Party shall be responsible for the other Party’s acts or omissions; and neither Party shall have authority to speak for, represent or obligate the other Party in any way without prior written authority from the other Party. Subject to the terms of this Agreement, the activities and resources of each Party shall be managed by such Party, acting independently and in its individual capacity.

17.7 Entire Agreement. This Agreement and the Schedules attached hereto (which Schedules are incorporated herein by reference and are deemed to be a part of this Agreement for all purposes) constitute the entire agreement of the Parties with respect to the subject matter hereof and supersede all prior understandings and writings between the Parties relating thereto. No amendment, waiver, alteration or modification of any of the provisions of this Agreement shall be binding unless made in writing and signed by the Parties.

17.8 Headings. The headings contained in this Agreement are for convenience of reference only and shall not be considered in interpreting this Agreement.

17.9 Severability. In the event that any provision of this Agreement is held by a court of competent jurisdiction to be unenforceable because it is invalid or in conflict with any law of any relevant jurisdiction, the validity of the remaining provisions of this Agreement shall not be affected thereby, and the Parties shall negotiate a substitute provision that, to the extent possible, accomplishes the original business purpose of the unenforceable provision. During the period of such negotiation, and thereafter if no substituted provision is agreed upon in writing by the Parties, any such provision which is enforceable in part but not in whole shall be enforced to the maximum extent permitted by law.

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17.10 Assignment and Transfer. Neither this Agreement nor any right or obligation hereunder may be assigned or otherwise transferred by either Party without the prior written consent of the other Party, except each Party may, without consent of the other Party, assign or otherwise transfer this Agreement and its rights and obligations hereunder in whole or in part: (a) to any Affiliate; (b) in connection with a Change of Control; or (c) in connection with any Sale of the Field Business; or (d) to any Third Party in connection with a transaction in which such Party acquires control of another Third Party or any of its products, assets or businesses (whether by license, asset or company acquisition, merger, joint venture, partnership or other business transaction or combination), where in such transaction [***] represent less than fifty percent (50%) of the net present value of such transaction (as set forth in such Party's final presentation to its board of directors seeking corporate approval for such transaction), and where the Federal Trade Commission or Department of Justice of the United States requires such Party to divest the Products that are the subject matter of this Agreement and only the Products. Any attempted assignment or other transfer not in accordance with this Section 17.10 shall be void. Any permitted assignee shall assume in writing all assigned obligations of its assignor under this Agreement. The Party making any assignment or other transfer permitted under this Section 17.10 shall provide prompt written notice to the other Party of such assignment or transfer. Notwithstanding any provision herein to the contrary, Acura shall be entitled to assign its rights to receive payments under this Agreement to a Third Party and King shall be entitled to assign its rights under this Agreement as security to any financial institution providing financing to King, pursuant to the terms of the relevant security agreement; provided, further, that any permitted assignment shall protect Acura’s rights under this Agreement.

17.11 Successors and Assigns. Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of the Parties hereto and their successors and permitted assigns.

17.12 Interpretation.

(a) General. Unless the context of this Agreement otherwise requires, (a) words of one gender include the other gender; and (b) words using the singular or plural number also include the plural or singular number, respectively. Whenever this Agreement refers to a number of days, unless otherwise specified, such number shall refer to calendar days.

(b) Other Definitional and Agreement References. References to any agreement, contract, statute, act, or regulation are to that agreement, contract, statute, act, or regulation as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof.

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(c) Capitalization. Any capitalized terms used in any Exhibit or Schedule but not otherwise defined therein, shall have the meaning as defined in this Agreement.

(d) Date References. References from or through any date mean, unless otherwise specified, from and including or through and including, respectively.

(e) Schedules. All Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein.

(f) Person References. References to any person include the successors and permitted assigns of that Person.

(g) References to Parts of this Agreement. References to Articles, Sections, and Schedules are to Articles, Sections and Schedules of this Agreement unless otherwise specified.

(h) Other Definitional and Interpretative Provisions. The words “hereof”, “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”, whether or not they are in fact followed by those words or words of like import. “Writing”, “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form.

17.13 Counterparts. This Agreement may be executed manually, electronically in Adobe® PDF file format, or by facsimile by the Parties, in any number of counterparts, each of which shall be considered one and the same agreement and shall become effective when a counterpart hereof shall have been signed by each of the Parties and delivered to the other Party.

17.14 Further Actions. Each Party will duly execute and deliver, or cause to be duly executed and delivered, such further instruments and do and cause to be done such further acts and things, as may be necessary or as the other Party may reasonably request in connection with this Agreement or to carry out more effectively the provisions and purposes, or to better assure and confirm unto such other Party its rights under this Agreement, including executing and delivering appropriate assignment and assumption agreements and bill of sale documentation in connection with the transfer of ownership for NDA, copyright rights, domain names and regulatory filings which are to be transferred hereunder.

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IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed in their names by their properly and duly authorized officers or representatives as of the date first written above.

ACURA PHARMACEUTICALS, INC.

By:	Andrew D. Reddick
Name: Andrew D. Reddick Title: CEO and President

KING PHARMACEUTICALS RESEARCH AND DEVELOPMENT, INC.

By:	Brian A. Markison
Name: Brian A. Markison Title: Chairman, CEO and President

King Pharmaceuticals, Inc. hereby irrevocably and unconditionally guarantees to Acura the prompt and full discharge by King (as such term is defined under this Agreement) of all of King’s covenants, agreements, obligations and liabilities under this Agreement including, without limitation, the due and punctual payment of all amounts which are or may become due and payable by King hereunder when and as the same shall become due and payable, in accordance with the terms hereof.

KING PHARMACEUTICALS, INC.

By:	Brian A. Markison
Name: Brian A. Markison Title: Chairman, CEO and President

[SIGNATURE PAGE TO LICENSE, DEVELOPMENT AND COMMERCIALIZATION AGREEMENT]

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SCHEDULE 1.9

AVERSION® PATENT RIGHTS

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CONTINUED ON NEXT PAGE

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AVERSION® PATENT RIGHTS

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SCHEDULE 4.1(a)

Initial Product A Development Plan and Budget

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SCHEDULE 4.1(a)

Initial Product A Development Budget

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SCHEDULE 6.2

Table of Contents of a Commercialization Plan for Each Product

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SCHEDULE 8.2

Milestone Events And Payments

MILESTONE EVENT	PRODUCT AND PAYMENTS $ Millions
	Product A	Product B	Other Products (See Note Below)
FDA approval of the first NDA for each Product	[***]	[***]	[***]

[***]	[***]	[***]	[***]

Calendar Year in which Net Sales for Products in the Territory exceed $750 million		One-time payment of $50
[***]	[***]	Not Applicable	Not Applicable

[***]	[***]	Not Applicable	Not Applicable

NOTES: A one time milestone payment of [***] will be payable to Acura upon FDA approval [***] of the first NDA for each Product containing [***] other than oxycodone HCl. For example, upon the first NDA approved for Product C [***] will be payable, upon the first NDA approval for Product D [***] will be payable, and upon the first NDA approval of any Product containing each additional [***] an additional $20 million will be payable for each such [***] If there is the simultaneous successful achievement of the [***] then the last two milestones shall be due at the same time. Should King determine that [***]

[SCHEDULE 8.2 TO LICENSE, DEVELOPMENT AND COMMERCIALIZATION AGREEMENT]

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SCHEDULE 12.6
Joint Press Release

King Pharmaceuticals Contacts:
James E. Green, Executive Vice President, Corporate Affairs
423-989-8125
David E. Robinson, Senior Director, Corporate Affairs
423-989-7045

Acura Pharmaceuticals Contact:
Peter A. Clemens, SVP Investor Relations & CFO
847-705-7709

FOR IMMEDIATE RELEASE

KING PHARMACEUTICALS AND ACURA PHARMACEUTICALS ENTER AGREEMENT TO DEVELOP AND COMMERCIALIZE IMMEDIATE RELEASE PAIN MEDICINES UTILIZING ACURA'S AVERSION® (ABUSE-DETERRENT) TECHNOLOGY

Transaction Expands King’s Near-term Pipeline of Products
Designed to Deter Common Methods of Opioid Abuse

BRISTOL, TENNESSEE and PALATINE, ILLINOIS, October 31, 2007 - King Pharmaceuticals, Inc. (NYSE: KG) and Acura Pharmaceuticals, Inc. (OTC.BB-ACUR) announced today that the companies have entered into a License, Development and Commercialization Agreement (the "Agreement") for the United States, Canada, and Mexico (the “Territory”) encompassing a potentially wide range of opioid analgesic products utilizing Acura’s patented Aversion® (abuse-deterrent) Technology platform. The companies have initially targeted development and commercialization of four immediate release opioid analgesic products, including ACUROX™ Tablets (oxycodone HCl, niacin, and a unique combination of other ingredients), formerly known as OxyADF, for treating moderate to severe acute pain.

Brian A. Markison, Chairman, President and CEO of King, stated, “This transaction demonstrates our commitment to building on our strengths in specialty markets where we have a strong presence and existing capabilities. We are excited about partnering with Acura, which directly aligns with our recently announced emphasis on King’s neuroscience and hospital/acute care platforms, particularly our growing pain management franchise.”

Andy Reddick, President and CEO of Acura said, “We believe King’s abuse-deterrent analgesic brand product pipeline and neuroscience expertise perfectly complement our Aversion® Technology platform. King is clearly leading the pharmaceutical industry with its understanding of the opportunities and challenges relating to the market for products designed to discourage prescription drug abuse."

Mr. Reddick added, “We look forward to working closely with King to bring innovative immediate release opioid analgesic products to market utilizing our Aversion® (abuse-deterrent) Technology. Discouraging prescription drug abuse benefits patients, healthcare providers, third party payors, and society as a whole, while at the same time we expect to create substantial value for King and Acura shareholders.”

[SCHEDULE 12.6 TO LICENSE, DEVELOPMENT AND COMMERCIALIZATION AGREEMENT]

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Dr. Eric Carter, Chief Science Officer of King, commented, “Opioid analgesics play a very important role in the effective management of moderate to severe pain. However, abuse and misuse of these medicines represents a major area of concern among physicians, pharmacists, patients, and the health-care sector. At King, we are committed to addressing this important public health issue and the needs of our customers by offering pain medicines that are proven effective and incorporate safe and appropriate means to discourage abuse and misuse.”

Dr. Carter added, “We believe Acura and our long-established partner, Pain Therapeutics, have developed unique platforms designed to address the challenges related to abuse and misuse of immediate release and long-acting pain medicines. Acura’s innovative and proprietary Aversion® Technology has the potential to significantly reduce common methods of abuse associated with immediate release opioids used for the treatment of acute pain. Similarly, REMOXY™ (long acting oral oxycodone) and other long-acting opioids that we are jointly developing with Pain Therapeutics utilizing Durect Corporation’s SABER™ formulation technology have significant potential to deter common methods of abuse associated with long-acting opioids used for the treatment of chronic pain.”

“Our alliance with Acura will help further address this growing opportunity and adds considerable strength to King's pipeline, allowing for the development of multiple future medicines,” concluded Dr. Carter.

About the License, Development and Commercialization Agreement

The Agreement provides King with an exclusive license in the Territory for ACUROX™ Tablets (formerly OxyADF) and another undisclosed opioid product utilizing Acura's Aversion® Technology. In addition, the Agreement provides King with an option to license in the Territory all future opioid analgesic products developed utilizing Acura's Aversion® Technology.

Under the terms of the Agreement, King will make an upfront cash payment to Acura of $30 million. Depending on the achievement of certain development and regulatory milestones, King could also make additional cash payments to Acura of up to $28 million relating to ACUROX™ Tablets and similar amounts with respect to each subsequent Aversion® Technology product developed under the Agreement. King will reimburse Acura for all research and development expenses incurred beginning from September 19, 2007 for ACUROX™ Tablets and all research and development expenses related to future products after King's exercise of its option to an exclusive license for each future product. King will record net sales of all products and pay Acura a royalty ranging from 5% to 25% based on the level of combined annual net sales for all products subject to the Agreement. King will also make a one-time cash payment to Acura of $50 million in the first year in which the combined annual net sales of all products exceed $750 million.

King and Acura will form a joint steering committee to coordinate development and commercialization strategies. With King’s oversight, Acura will conduct all ACUROX™ Tablet development activities through approval of a New Drug Application (“NDA”) and thereafter King will commercialize ACUROX™ in the U.S. With respect to all other products subject to the Agreement, King will be responsible for development and regulatory activities following either acceptance of an Investigational New Drug Application by the U.S. Food and Drug Administration (“FDA”) or Acura's demonstration of certain stability and pharmacokinetic characteristics for each future product. All products developed pursuant to the Agreement will be manufactured by King or a third party contract manufacturer under the direction of King. Subject to the Agreement, King will have final decision making authority with respect to all development and commercialization activities for all products licensed.

[SCHEDULE 12.6 TO LICENSE, DEVELOPMENT AND COMMERCIALIZATION AGREEMENT]

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The Agreement closing is subject to antitrust review under the Hart-Scott-Rodino Antitrust Improvements Act.

The United States Patent and Trademark Office has granted U.S. Patent No. 7,201,920 relating to Acura’s Aversion® (abuse-deterrent) Technology, which expires on March 16, 2025.

About ACUROX™ Tablets

ACUROX™ (formerly OxyADF) is an orally administered immediate release tablet containing oxycodone HCl as an active analgesic ingredient, niacin as an active ingredient in subtherapeutic amounts, and a unique combination of other ingredients. ACUROX™ Tablets are intended to effectively treat moderate to moderately severe pain while discouraging the three most common methods of prescription drug abuse including (i) intravenous injection of dissolved tablets, (ii) nasal snorting of crushed tablets and (iii) intentional swallowing of excessive numbers of tablets.

Earlier this year, Acura reached agreement with the FDA on a Special Protocol Assessment for a pivotal Phase 3 clinical trial evaluating ACUROX™ Tablets. This clinical trial is a randomized, double-blind, placebo-controlled, multi-center, repeat-dose study evaluating the safety and efficacy of ACUROX™ Tablets for the treatment of acute, moderate to moderately severe postoperative pain. The 3-arm clinical trial compares two dose levels of ACUROX™ Tablets to placebo and is targeted to enroll 135 patients per arm (approximately 405 patients in total). Study medication will be administered to patients every six hours for 48 hours following the onset of moderate to severe pain following bunionectomy surgery. This pivotal Phase 3 clinical trial began enrolling patients in September with a final study report expected in the second half of 2008.

About King Pharmaceuticals

King, headquartered in Bristol, Tennessee, is a vertically integrated branded pharmaceutical company. King, an S&P 500 Index company, seeks to capitalize on opportunities in the pharmaceutical industry through the development, including through in-licensing arrangements and acquisitions, of novel branded prescription pharmaceutical products in attractive markets and the strategic acquisition of branded products that can benefit from focused promotion and marketing and life-cycle management.

[SCHEDULE 12.6 TO LICENSE, DEVELOPMENT AND COMMERCIALIZATION AGREEMENT]

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About Acura Pharmaceuticals

Acura Pharmaceuticals, Inc. is a specialty pharmaceutical company engaged in research, development and manufacture of innovative Aversion® (abuse deterrent) Technology and related product candidates.

Forward-looking Statements

This release contains forward-looking statements which reflect managements’ current views of future events and operations, including, but not limited to, statements pertaining to the expected benefits to the companies’ shareholders as a result of the Agreement; statements pertaining to the potential of the Aversion® Technology and SABER™ formulation technology to reduce some common methods of abuse of opioids; statements pertaining to the expected timetable for the ACUROX™ Tablets Phase 3 clinical trial; and statements pertaining to the potential for the companies to successfully develop multiple future products. These forward-looking statements involve certain significant risks and uncertainties, and actual results may differ materially from the forward-looking statements. Some important factors which may cause actual results to differ materially from the forward-looking statements include dependence on the successful development and commercialization of ACUROX™ Tablets and other products subject to the Agreement; dependence on the companies’ abilities to obtain the necessary regulatory approvals and close the transaction as expected; dependence on the companies’ abilities to successfully manufacture products subject to the Agreement following the necessary regulatory approval; dependence on the companies’ compliance with FDA and other government regulations that relate to their respective businesses; dependence on the successful development and commercialization of REMOXY™ and other products that King is jointly developing with Pain Therapeutics; dependence on unexpected changes in technologies and technological advances; dependence on changes in general economic and business conditions, current pricing levels, federal and state laws and regulations, and competition; and dependence on manufacturing capacity constraints. Other important factors that may cause actual results to differ materially from the forward-looking statements are discussed in the “Risk Factors” section and other sections of each of King’s and Acura’s respective Form 10-K for the year ended December 31, 2006 and their respective Form 10-Q for the quarter ended June 30, 2007, which are on file with the U.S. Securities and Exchange Commission. The companies do not undertake to publicly update or revise any of their forward-looking statements even if experience or future changes show that the indicated results or events will not be realized.

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EXECUTIVE OFFICES

KING PHARMACEUTICALS, INC.

501 FIFTH STREET, BRISTOL, TENNESSEE 37620

ACURA PHARMACEUTICALS, INC.

616 N. NORTH COURT, PALATINE, ILLINOIS 60067

[SCHEDULE 12.6 TO LICENSE, DEVELOPMENT AND COMMERCIALIZATION AGREEMENT]

[***Confidential treatment requested pursuant to a request for confidential treatment filed with the
  Securities and Exchange Commission. Omitted portions have been separately filed with the Commission.]